                                                                   EXHIBIT 10.13

                          SUNSET CORPORATE CAMPUS II


                             BELLEVUE, WASHINGTON



                            OFFICE LEASE AGREEMENT

                                    BETWEEN

                             OBAYASHI CORPORATION

                              a Japan corporation

                                   Landlord

                                      and



                              THE BOEING COMPANY

                            a Delaware corporation


                                    Tenant

                            OFFICE LEASE AGREEMENT

                     Sunset Corporate Campus - Building II


                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.   LEASE DATA AND EXHIBITS...............................................    1
     1.1   Building........................................................    1
     1.2   Premises........................................................    1
     1.3   Usable Area of the Premises; Rentable Area of the Premises......    1
     1.4   Basic Plans Delivery Date.......................................    2
           Final Plans Delivery Date.......................................    2
     1.5   Commencement Date...............................................    2
     1.6   Lease Term......................................................    2
     1.7   Rent............................................................    2
     1.8   Security Deposit................................................    2
     1.9   Parking.........................................................    2
     1.10  Notice Addresses................................................    3
     1.11  Payment Addresses...............................................    3
     1.12  Exhibits........................................................    4
     1.13  Tenant's Leasing Broker/Agent...................................    4

2.   PREMISES..............................................................    4

3.   COMMENCEMENT AND EXPIRATION DATES.....................................    5
     3.1   Commencement Date...............................................    5
     3.2   Tenant Obligations..............................................    5
     3.3   Tenant Late Possession and Termination Rights...................    5
     3.4   Expiration Date.................................................    6

4.   ACCEPTANCE OF PREMISES................................................    6

5.   RENT..................................................................    7

6.   SECURITY DEPOSIT......................................................    7

7.   PARKING...............................................................    7

8.   USES..................................................................    8

9.   COMMON AREAS AND FACILITIES...........................................    8

10.  SERVICES AND UTILITIES...............................................    9
     10.1  Standard Services..............................................    9
     10.2  Interruption of Services.......................................    9
     10.3  Additional Services............................................   10

11.  COSTS OF OPERATIONS AND REAL ESTATE TAXES............................   10
     11.1  Additional Rent................................................   10
     11.2  Definitions....................................................   10
     11.3  Estimated Operating Costs......................................   14
     11.4  Actual Operating Costs.........................................   14
     11.5  Records and Adjustments........................................   14
     11.6  Personal Property Taxes........................................   15

12.  CARE OF PREMISES.....................................................   15

13.  ACCESS...............................................................   15

14.  DAMAGE OR DESTRUCTION................................................   16
     14.1  Damage and Repair..............................................   16
     14.2  Destruction During Last Year of Lease Term.....................   16
     14.3  Tenant Improvements............................................   16

15.  WAIVER OF CLAIMS AND SUBROGATION.....................................   16

16.  INDEMNIFICATION......................................................   17
     16.1  Tenant Indemnity...............................................   17
     16.2  Landlord's Indemnity...........................................   18

17.  INSURANCE............................................................   18
     17.1  Liability Insurance............................................   18
     17.2  Property Insurance.............................................   18
     17.3  Insurance Policy Requirements..................................   19

18.  ASSIGNMENT AND SUBLETTING............................................   19
     18.1  Assignment or Sublease.........................................   19
     18.2  Assignee Obligations...........................................   20
     18.3  Sublessee Obligations..........................................   20

19.  SIGNS................................................................   20

20.  LIENS AND INSOLVENCY.................................................   21
     20.1  Liens..........................................................   21
     20.2  Insolvency.....................................................   21
     20.3  Financial Statements...........................................   21

21.  DEFAULT...............................................................  22
     21.1  Cumulative Remedies.............................................  22
     21.2  Tenant's Right to Cure..........................................  22
     21.3  Abandonment.....................................................  22
     21.4  Landlord's Reentry..............................................  22
     21.5  Reletting the Premises..........................................  23
     21.6  Damages.........................................................  23
     21.7  Nonpayment of Additional Rent...................................  23
     21.8  Landlord's Default..............................................  24

22.  PRIORITY..............................................................  24

23.  SURRENDER OF POSSESSION...............................................  24

24.  REMOVAL OF PROPERTY...................................................  25

25.  NON-WAIVER............................................................  25

26.  HOLDOVER..............................................................  25

27.  CONDEMNATION..........................................................  25
     27.1  Entire Taking...................................................  25
     27.2  Partial Taking..................................................  26
     27.3  Awards and Damages..............................................  26

28.  NOTICES...............................................................  26

29.  COSTS AND ATTORNEYS FEES..............................................  26

30.  LANDLORD'S LIABILITY..................................................  27

31.  ESTOPPEL CERTIFICATES.................................................  27

32.  TRANSFER OF LANDLORD'S INTEREST.......................................  27

33.  RIGHT TO PERFORM......................................................  27

34.  QUIET ENJOYMENT.......................................................  28

35.  HAZARDOUS MATERIALS...................................................  28
     35.1  Hazardous Substances Use........................................  28
     35.2  Representation..................................................  28
     35.3  Indemnification.................................................  28
     35.4  Definition of "Hazardous Substances"............................  29

36.  TELECOMMUNICATIONS LINES AND EQUIPMENT...............................    34
     36.1  Location of Tenant's Equipment and Landlord Consent............    34
     36.2  Electromagnetic Fields.........................................    35

37.  RULES AND REGULATIONS................................................    35

38.  GENERAL..............................................................    35
     38.1  Headings.......................................................    35
     38.2  Heirs and Assigns..............................................    35
     38.3  Payment of Brokers.............................................    35
     38.4  No Partnership.................................................    36
     38.5  Severability...................................................    36
     38.6  Overdue Payments...............................................    36
     38.7  Force Majeure..................................................    36
     38.8  Right to Change Public Spaces..................................    36
     38.9  Governing Law; Venue...........................................    37
     38.10 Building Directory.............................................    37
     38.11 Building Name..................................................    37
     38.12 Recordation....................................................    37
     38.13 Time of Performance............................................    37
     38.14 Execution Authority............................................    37
     38.15 Addenda and Exhibits...........................................    37
     38.16 Entire Agreement...............................................    37

39.  PRECONSTRUCTION EXPANSION OPTIONS....................................   C-1
     39.1  Building I Expansion Space.....................................   C-1
     39.2  Building II Expansion Space....................................   C-1

40.  OPTION TO LEASE ADDITIONAL SPACE IN BUILDING I.......................   C-2

41.  EARLY TERMINATION RIGHT..............................................   C-2

42.  OPTION TO RENEW......................................................   C-2
     42.1  Terms and Conditions...........................................   C-2
     42.2  Determination of Rent..........................................   C-3
     42.3  Procedure for Rent Arbitration.................................   C-3

43.  RIGHT OF FIRST OFFER IN THE BUILDING.................................   C-4

44.  NO RELOCATION........................................................   C-5

45.  RIGHT TO REDUCE AREA OF PREMISES.....................................   C-5

46.  TENANT'S RIGHT TO EARLY ENTRY........................................   C-5

47.  REDOCORATING ALLOWANCE...............................................   C-5

48.  ADDITIONAL BUILDOUT ALLOWANCE........................................   C-6

49.  TENANT'S ANTENNAE AND SATELLITE DISHES...............................   C-6

EXHIBIT A - FLOOR PLAN OF PREMISES

EXHIBIT B - TENANT IMPROVEMENTS

EXHIBIT C - ADDENDUM TO LEASE

EXHIBIT D - CERTIFICATE OF LEASE INFORMATION

EXHIBIT E - JANITORIAL SPECIFICATIONS FOR BUILDING

EXHIBIT F - BUILDING SIGNAGE POLICY

EXHIBIT G - BUILDING RULES AND REGULATIONS

                            OFFICE LEASE AGREEMENT

                     Sunset Corporate Campus - Building II

     THIS LEASE is dated September 30, 1997, between OBAYASHI CORPORATION, a Japan corporation ("LANDLORD"), and THE BOEING COMPANY, a Delaware corporation, acting through its Information, Space and Defense Systems Group ("TENANT").

As parties hereto, Landlord and Tenant agree:

1. LEASE DATA AND EXHIBITS. When used in this Lease, the following terms and phrases shall have the meanings provided in this Section, unless otherwise specifically stated in this Lease:

     1.1 BUILDING. Building and improvements related thereto located on the real property described in SECTION 2 hereof, known as Sunset Corporate Campus Building II ("BUILDING") with an address of 13920 Southeast Eastgate Way, Bellevue, Washington 98005.

     1.2 PREMISES. Consisting of the entire second, third and fourth floors of the Building, as outlined on the floor plan(s) attached hereto as EXHIBIT A, including tenant improvements, as described in EXHIBIT B, and any additional spaces in the Building leased to Tenant pursuant to EXHIBIT C.

     1.3 USABLE AREA OF THE PREMISES; RENTABLE AREA OF THE PREMISES. Landlord and Tenant agree that, for purposes of this Lease, the Usable Area of the Premises is deemed to be approximately 86,000 square feet and the Rentable Area of the Premises is deemed to be approximately 89,400 square feet of Rentable Area, pending completion of the Building and the tenant improvements to the Premises and subject to the possible expansion of the Premises to include the additional areas referred to in EXHIBIT C. Upon substantial completion of the Building and the Premises, the Usable Area of the Premises, Rentable Area of the Premises, and net rentable area of the Building shall be computed by Landlord and Landlord and Tenant shall sign a certificate stating the agreed figures. In the event the Usable Area of the Premises or the Rentable Area of the Premises or the net rentable area of the Building is altered during the Term, Landlord may adjust the Usable Area of the Premises, Rentable Area of the Premises and Tenant's pro rata share (as defined in SECTION 11.2 below) to properly reflect such event. Landlord and Tenant agree that the overall full-floor load factor representing the difference between Usable Area of the Premises and the Rentable Area of the Premises shall not exceed 5.01 percent of the Usable Area of the Premises. All measurements of "USABLE AREA" and "RENTABLE AREA" shall be made by Landlord and confirmed by Tenant in writing within sixty(60) days after the Commencement Date in accordance with the most current standards published by the Building Owners and Managers Association on the date of such measurements. If Tenant does not provide such confirmation or a written objection to Landlord's measurements within such sixty
(60) day period, Landlord's measurements shall be conclusively deemed accurate.

     1.4  BASIC PLANS DELIVERY DATE.  See EXHIBIT B.
                                      ---

          FINAL PLANS DELIVERY DATE.  See EXHIBIT B.
                                      ---
     1.5 COMMENCEMENT DATE. August 1, 1998, or such earlier or later date as provided in SECTION 3 below, and as set forth on the Certificate of Lease Information to be signed by the parties promptly following the Commencement Date.

     1.6 LEASE TERM. Seven years, or as otherwise provided in SECTION 3 below or in EXHIBIT C.

     1.7 RENT. Rent shall be payable monthly in accordance with SECTION 5 below. The Rent for the Initial Lease Term shall be as follows:

     Years 1 - 3:   $24.00 per square foot of Rentable Area of the Premises per year
     Years 4 & 5:   $24.50 per square foot of Rentable Area of the Premises per year
     Years 6 & 7:   $26.50 per square foot of Rentable Area of the Premises per year

     1.8  SECURITY DEPOSIT.  $ -0-

     1.9 PARKING. Tenant shall have the right to four automobile parking stalls per 1,000 square feet of Usable Area of the Premises allocated as follows: (1) approximately 69% of the parking stalls shall be located in the underground parking garage adjacent to the Building ("GARAGE PARKING"); (2) approximately 13% of the stalls shall be located in the executive parking portion of the underground parking garage located directly beneath Building ("EXECUTIVE PARKING"); and (3) approximately 18% of the parking stalls shall be located on the surface parking lots located near the Building ("SURFACE PARKING"). Tenant may elect to take less parking and may designate whether its Garage, Executive or Surface Parking is to be so reduced upon thirty (30) days' prior written notice to Landlord, but Tenant shall not have the right to increase the number of its initial allocated Garage, Executive or Surface Parking spaces without Landlord's prior written consent. All stalls shall be on an unassigned self-park (or executive valet) basis (as designated by Landlord from time to time consistent with this Section) at the prevailing monthly rates established by Landlord from time to time in accordance with SECTION 7 below; provided, however, that for the first three hundred sixty-five (365) days of the Lease Term, Tenant's parking fees have been included in its Rent, and thereafter Tenant shall be required to purchase permits to park automobiles, with the rates for each type of parking stall to be in addition to the Rent amounts stated in
SECTION 1.7 or otherwise referred to in this Lease and fixed until the end of the first full thirty-six (36) calendar months of the Lease Term as follows:

          Garage Parking      $20 per stall per month
          Executive Parking   $35 per stall per month
          Surface Parking     No charge

Commencing as of the first day of the thirty-seventh (37th) full calendar month of the Lease Term, the parking permits shall be purchased at Landlord's published monthly rates for Buildings I and II in the project in which the Premises are located from time to time in addition to the Rent amounts stated in
Section 1.7 or otherwise referred to in this Lease; provided, however, such rates for the fourth year of the Lease Term shall not be increased by more than Fifteen Dollars ($15) per parking stall per month over the initial rates, and for each of the fifth through seventh years of the Lease Term shall not be increased by more than Five Dollars ($5.00) per parking stall per month over such rates for the immediately preceding year. No charge shall be made for Surface Parking during the initial seven year Lease Term. Landlord agrees that the parking rates that are charged to Tenant shall be consistent with the rates charged by Landlord from time to time to a majority of the other tenants in the project in which the Building is located (excluding any tenants to which parking rate concessions are provided during the initial months of their tenancy).

     1.10 NOTICE ADDRESSES.

     Landlord:           Obayashi Corporation
                         c/o Wright Runstad & Company
                         13810 S.E. Eastgate Way, Suite 180
                         Bellevue, Washington 98005

     with a copy to:     O.C. Real Estate Management, Inc.
                         420 East Third Street, Suite 600
                         Los Angeles, CA 90013
                         Attn: Mr. William H. Cunningham, Jr.

     Tenant:             The Boeing Company
                         P.O. Box 3999, M/S 46-26
                         Seattle, WA 98124-2499
                         Attn: Real Property

     1.11 PAYMENT ADDRESSES.

     Landlord:           Obayashi Corporation
                         c/o Wright Runstad & Company
                         13810 S.E. Eastgate Way, Suite 180
                         Bellevue, Washington 98005

     Tenant:             The Boeing Company
                         P.O. Box 3999, M/S 46-26
                         Seattle, WA 98124-2499
                         Attn: Real Property

     1.12 EXHIBITS.  The following Exhibits or riders are made a part of this
Lease:

               Exhibit A -  Floor Plan of Premises
               Exhibit B -  Tenant Improvements
               Exhibit C -  Addendum to Lease
               Exhibit D -  Certificate of Lease Information
               Exhibit E - Janitorial Specifications for Building Exhibit F - Building Signage Policy
               Exhibit G -  Building Rules and Regulations

     1.13 TENANT'S LEASING BROKER/AGENT.

          Cushman & Wakefield of Washington, Inc.
          700 Fifth Avenue, Suite 2700
          Seattle, WA 98104
          Attn: Gary Danklefsen, Senior Director

2. PREMISES. Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in SECTION 1.2 above, as shown on EXHIBIT A attached hereto and incorporated by this reference, together with rights of ingress and egress over common areas in the Building located on the land ("Land") more particularly described as:

          LOTS 1, 2, 3, 4, 5 AND TRACT A OF SUNSET RIDGE 1-90 CORPORATE CAMPUS, A BINDING SITE PLAN, AS PER INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NO. 9012180243;

          EXCEPT THAT PORTION CONVEYED TO THE CITY OF BELLEVUE FOR USE AS A PUBLIC STREET RECORDED UNDER KING COUNTY RECORDING NO 9101280422;

          SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

          PARCEL II:

          AN UNDIVIDED 40% INTEREST IN:

          LOT 3 OF CITY OF BELLEVUE BOUNDARY LINE ADJUSTMENT NO. 90-5248 RECORDED UNDER RECORDING NO. 9012049030;

          EXCEPT THAT PORTION CONVEYED TO THE CITY OF BELLEVUE FOR USE AS A PUBLIC STREET RECORDED UNDER KING COUNTY RECORDING NO. 9101280422;

          SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.

3.   COMMENCEMENT AND EXPIRATION DATES.
     ---------------------------------

     3.1 COMMENCEMENT DATE. Provided that the Premises together with common facilities for access and service thereto have been substantially completed, the Commencement Date shall be the date specified in Section 1.5 or such earlier or later date upon which the Premises and common facilities shall be substantially completed as may be specified in a notice delivered to Tenant at least thirty
(30) days prior to the Commencement Date specified in such notice; or any earlier date when the Tenant occupies the Premises for Permitted Uses. In the event the Commencement Date is established as a later or earlier date than the date provided in Section 1.5 hereof, Landlord shall confirm the same to Tenant in writing, which Tenant shall promptly acknowledge in writing. Promptly following the Commencement Date, the parties shall complete, sign and deliver to each other a Certificate of Lease Information in the form attached as Exhibit D. For the purposes of this Agreement, "substantial completion" shall be deemed to have occurred at such time as (a) Tenant is legally permitted to occupy the Premises under all applicable government regulations, and (b) Landlord has completed construction of all of the improvements Initially being made by Landlord to the Premises to the extent required to conform with the standards of "substantial completion" promulgated by the American Institute of Architects (General Conditions of the Contract for Construction, MA Document A201), subject to completion of "punch list" items.

     3.2 TENANT OBLIGATIONS. If completion of the Premises is delayed due to actions of Tenant or its agents, including without limitation the failure of Tenant or its agents to fulfill any obligation under this Lease or any Exhibit hereto, such as Tenant's failure to comply with the Plan Delivery Dates in Exhibit B, then the Lease shall be deemed to have commenced upon the date when the Premises would have been substantially completed but for such delay by Tenant. Landlord shall provide Tenant with written notice of any such actions or failures.

     3.3 TENANT LATE POSSESSION AND TERMINATION RIGHTS. Landlord acknowledges that delays in the substantial completion of the Building or Premises will cause substantial harm to Tenant and Tenant's business, and that the resulting damages will be difficult or impossible to measure. Therefore, if, due to delays from any cause, except to the extent that such delay is caused by the actions or omissions of Tenant or its agents, the Building or Premises are not so substantially completed on August 15, 1998 (with the exception of punch list items) and subject to the delay provisions of this Section, Landlord shall pay to Tenant One Thousand Dollars ($1,000) per day thereafter commencing on August 16, 1998, to and including September 15, 1998, and Seventy-five Thousand Dollars ($75,000) for each month thereafter that the Premises are unavailable (prorated at an equal amount per day up to a maximum of Seventy-five Thousand Dollars ($75,000) per month) which the parties agree is a reasonable estimate of Tenant's damages resulting from such delay. If this Lease is not executed by Landlord and Tenant on or before September 1, 1997, then the date on which said liquidated damages commence shall be postponed for one day for every day between

September 1, 1997, and the date this Lease is signed by Landlord and Tenant; provided, however, for the purpose of this sentence, the date of Landlord's signature shall be deemed to be the earlier of the actual date thereof or five
(5) days after Landlord receives a copy of this Lease executed by Tenant. The above dates upon which said liquidated damages shall be payable shall each be extended by up to sixty (60) days to the extent substantial completion of the Premises is delayed for reasons beyond Landlord's control. There is no acceleration of the date on which liquidated damages commence if this Lease is signed prior to September 1, 1997. If Landlord has not made the Premises available for Tenant's occupancy within six (6) months following August 15, 1998 (or such later date as may result from a delay in the execution of this Lease under the prior sentence) and such six-month delay in the delivery of the Premises is not due to actions or omissions of Tenant or its agents, then either party may terminate this Lease by written notice to the other. Tenant shall also have the right to terminate this Lease by written notice to Landlord any time prior to the Commencement Date after it receives written notice from Landlord that Landlord has determined that it will permanently abandon the construction of the Building prior to substantial completion, whereupon Tenant's rights to liquidated damages under this Section shall terminate for any period after the date of Tenant's notice. If Tenant elects not to give such notice, said damages shall continue until the date this Lease otherwise terminates. The above-mentioned liquidated damages and the right to terminate this Lease under this Section shall be Tenant's sole remedies for delayed delivery or failure to deliver the Premises, and Tenant shall have no other rights or claims hereunder at law or in equity.

     3.4 EXPIRATION DATE. The Lease shall expire at the end of the last day of the eighty-fourth (84th) full calendar month of the Lease Term unless renewed in accordance with Section 42 of Exhibit C.

4. ACCEPTANCE OF PREMISES. The acceptance of the Premises by Tenant shall be deferred until Landlord informs Tenant of the substantial completion of the Building and Premises. Tenant shall commence its inspection of the Premises as soon as practicable thereafter. Within fifteen (15) working days "INSPECTION PERIOD") after Landlord informs Tenant of such completion, Tenant shall make such inspection of the Premises as Tenant deems appropriate. Except as otherwise specified by Tenant in writing to Landlord within the Inspection Period and except for latent defects not reasonably observable by Tenant, Tenant shall be deemed to have accepted the Premises in their then condition. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements which adversely affect Tenant's use of the Premises or which are inconsistent with the standards ordinarily adhered to by first-class office buildings in Bellevue, Washington, Tenant shall, during the Inspection Period, notify Landlord of such deviations. Landlord shall promptly repair all such items. The existence of such items shall not postpone the Commencement Date of this Lease or the obligation of Tenant to pay Rent.

5. RENT. Tenant shall pay without notice the Rent and Additional Rent (as defined in Section 11 and Exhibit C below) without demand, deduction or offset in lawful money of the United States in advance on or before the first day of each month at Landlord's Payment Address set forth in Section 1.11 hereof, or to such other party or at such other place as

Landlord may hereafter from time to time designate in writing. Rent and Additional Rent for any partial month at the beginning or end of the Lease Term shall be prorated in proportion to the number of days in such month. The first payment of Rent shall include any prorated Rent for the period from the Commencement Date through the first day of the first full month of the Lease Term.

6. SECURITY DEPOSIT. No security deposit shall be paid by Tenant in connection with this Lease unless the same is otherwise agreed to by Tenant or its successor in interest in writing. Landlord may apply all or any part of any Security Deposit made or hereafter made by Tenant to the payment of any sum in default or any other sum which Landlord may be required or may in its reasonable discretion deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, within five (5) days of written demand therefor by Landlord, deposit with Landlord the amount so applied. The amount of the Security Deposit held by Landlord at the expiration or sooner termination of this Lease and not applied by Landlord under the provisions of this Section shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. Landlord shall not be required to keep any Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon.

7.   PARKING. Tenant shall be entitled to parking spaces as provided in SECTION
1.9 above. All parking spaces are leased to Tenant subject to the rules of Landlord and the garage operator, and laws, codes and regulations set forth by authorities having jurisdiction over the Building and Premises. In accordance with state and city requirements to minimize the use of single occupant vehicles and to generally reduce parking requirements, Tenant shall participate in Landlord's transportation management program, provided that Tenant shall not be subject to any obligation or requirement in connection with Landlord's program which is in addition to any obligation or requirement otherwise imposed on Tenant by any governmental agency in connection with any commute trip reduction or similar regulation. Landlord's program may include providing information and referral service to Tenant and Tenant's employees regarding bus schedules, car pooling, van pooling, flex-time and job sharing and may include other transportation management programs as are deemed appropriate by Landlord from time-to-time. During Normal Business Hours, as defined in SECTION 10 herein, Landlord shall make available in or near the Building transient parking for Tenant's clients and guests. Tenant assumes full financial responsibility for all parking leased to Tenant or Tenant's employees or used by Tenant's clients or guests. The parking garage shall be secured by a cardkey access system twenty four (24) hours per day. At Tenant's option, from and after the end of the first full twelve (12) calendar months of the Lease Term parking costs shall be added to Additional Rent rather than invoiced separately.

8. USES. The Premises are to be used only for general office purposes, including extensive computer use and training purposes ("PERMITTED USES"), and for no other business or purpose without the prior written consent of Landlord, which consent may be withheld if Landlord determines that any proposed use is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building in Bellevue, Washington, or is inconsistent with any public or private restriction on use of the Premises, the Building or the Land contained in any statute or ordinances or any lease, mortgage or other agreement or instrument by which the Landlord is bound or to which any of such property is subject. Tenant shall not commit any act that will increase the then existing cost of insurance on the Building without Landlord's consent. Tenant shall promptly pay upon demand the amount of any increase in insurance costs caused by any act or acts of Tenant. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant in the Building or which is unlawful or which will cause any substantial noise, vibration, odor, smoke or fumes. If Landlord and Tenant shall permit smoking in the Premises, Tenant shall be required to install, at Tenant's sole cost, special tenant improvements designed to alleviate the spread of smoke outside the Premises, including extending demising walls from structure to structure and installing a dedicated exhaust system for the Premises. If Tenant should disturb the quiet enjoyment of any other tenant in the Building beyond what is customary in a Class A office building, Tenant shall provide adequate insulation or take other action as may be necessary to eliminate the disturbance. Tenant shall comply with all laws relating to its use, occupancy or alteration of the Premises and shall observe such reasonable rules and regulations (not inconsistent with the terms of this Lease) as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building, and for the preservation of good order therein.

9. COMMON AREAS AND FACILITIES. Landlord gives to Tenant and its agents, employees, contractors and invitees a nonexclusive license to use the common areas of the Building subject to Landlord's rights to:

     9.1 Establish and enforce reasonable rules and regulations for the maintenance, management, use and operation of the common areas.

     9.2 Close any of the common areas to the extent required in the reasonable opinion of Landlord to prevent a dedication of any of the common areas or the accrual of any rights of any person or of the public to the common areas.

     9.3 Close any of the common areas temporarily for purposes of cleaning, maintenance, repair, alterations, improvements or additions.

     9.4  Designate other property to become part of the common areas.

     9.5 Make changes to the common areas, including, without limitation, changes in the arrangement and/or location of passageways, doors, doorways, corridors, elevators, stairs, or toilets; provided, however, Landlord shall not make any change which will prevent access to the Premises or change the character of the Building from that of a first-class office building in Bellevue, Washington.

10.  SERVICES AND UTILITIES.

     10.1 STANDARD SERVICES. Landlord shall furnish the Premises with electricity for normal office use, including lighting and operation of low power usage office machines and the power requirements for the Permitted Uses, water and elevator service at all times during the Lease Term. Landlord shall also provide lamp replacement service for building standard light fixtures, toilet room supplies, window washing at reasonable intervals, and customary building janitorial service. The current customary building janitorial specifications are attached as Exhibit E and may be amended from time to time by Landlord, consistent with maintaining a Class A office building in Bellevue, Washington. Tenant shall have the right, upon thirty (30) days' prior written notice to Landlord, to increase or decrease the scope of janitorial services from time to time, and any resulting increases or decreases in Landlord's actual costs of such services shall be paid by or credited to Tenant, respectively; provided, however, Tenant shall not have the right to obtain such services from any other provider, and any such increased service shall be within the services Landlord is reasonably able to provide and any such decreased service shall not impair Tenant's obligation to maintain the Premises in a condition typically associated with Class A office buildings. No janitorial service shall be provided Saturdays, Sundays or legal holidays. The costs of any janitorial or other service provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants shall be repaid by Tenant as Additional Rent upon receipt of billings therefor.

From 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 12:00 noon Saturday, excluding New Years' Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day and Christmas Day ("NORMAL BUSINESS HOURS"), Landlord shall furnish heat and air conditioning to the Premises. If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services, as established by Landlord from time to time, shall be paid by Tenant as Additional Rent upon receipt of billings therefor. Tenant shall have control over activation of heat and air conditioning within the Premises at times other than Normal Business Hours.

During other than Normal Business Hours, Landlord may restrict access to the Building in accordance with the Building's security system, provided that, except when precluded for reasons beyond Landlord's reasonable control, Tenant shall have at all times during the Lease Term (24 hours of all days) reasonable access to the Premises. Landlord may provide access to the Building during other than Normal Business Hours by a cardkey access system with control points at the garage parking entrance, building front entry, and in the three building elevator cabs.

     10.2 INTERRUPTION OF SERVICES. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of any utility services due to any cause beyond Landlord's reasonable control. No temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident, strike or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder, except if the Premises are not served with electricity, water, elevator service, heating or air conditioning for any reason within Landlord's reasonable control for a period of more than forty-eight (48) consecutive hours, Rent shall abate after such forty-eight (48) hour period to the extent the same causes any portion of the Premises to be unusable by Tenant for the Permitted Uses until such time as the Premises are again so usable by Tenant.

     10.3 ADDITIONAL SERVICES. The Building standard mechanical system is designed to accommodate heating loads generated by lights using up to 1.2 watts per square foot and equipment using up to 4.9 watts per square foot. Before installing lights and equipment in the Premises which in the aggregate exceed such amount, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay the costs of Landlord for installation of supplementary air conditioning or electrical systems as necessitated by such equipment or lights.

In addition, Tenant shall in advance, as Additional Rent on the first day of each month during the Lease Term, pay Landlord the reasonable amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the reasonable amount estimated by Landlord as the cost of operation and maintenance of supplementary air conditioning units necessitated by Tenant's use of such equipment or lights. The actual additional costs of such items shall be determined by Landlord and the amount paid by Tenant as an estimate shall be adjusted in the same manner in which Estimated Operating Costs are adjusted to Actual Operating Costs, as provided in SECTIONS
11.3 and 11.4, and subject to the obligation of Landlord to maintain and keep records and the rights of Tenant in connection with audit of such records provided in SECTION 11.5. Landlord shall be entitled to install and operate at Landlord's cost a monitoring/metering system in the Premises to measure the added demands on electrical, heating, ventilation and air conditioning systems resulting from such equipment and lights and from Tenant's after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord's reasonable instructions for the use of blinds and thermostats in the Building.

11.  COSTS OF OPERATIONS AND REAL ESTATE TAXES.

     11.1 ADDITIONAL RENT. Tenant shall pay as Additional Rent Tenant's Pro Rata Share of increases in Operating Costs and Taxes over the actual Operating Costs and Taxes incurred by Landlord for the calendar year 1998 adjusted to reflect a fully assessed building and a fill calendar year of expenses (the "BASE AMOUNT").

     11.2 DEFINITIONS. For the purposes of this Section, "TAXES" shall mean taxes and assessments on real and personal property payable during any calendar year with respect to the Land, the Building and all property of Landlord, real or personal, used directly in the operation of the Building and located in or on the Building; and any assessments upon the Land or the Building for off-site common area costs, together with any taxes levied or assessed in addition to or in lieu of any such taxes or any tax upon leasing of the Building or the rents collected (excluding any net income or franchise tax).

     "OPERATING COSTS" shall mean all expenses of Landlord for maintaining, operating and repairing the Land and Building and the personal property used in connection therewith, including without limitation insurance premiums, utilities, customary management fees and other expenses which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating or repairing the Building; excluding, however:

          (i) costs of any special services rendered to individual tenants for which a separate charge is collected by Landlord;

          (ii) leasing commissions and other expenses, including legal fees and disbursements, of obtaining Building tenants;

          (iii) costs of improvements required to be capitalized in accordance with generally accepted accounting principles, except Operating Costs shall include straight-line amortization over their useful life of capital improvements (A) made subsequent to initial development of the Building which are designed with a reasonable probability of improving the operating efficiency of the Building, or (B) which are incurred because of requirements imposed with respect to the Building under any amendment to any applicable building, health, safety, fire, personal disabilities, nondiscrimination or similar law or regulation ("LAW"), or any new Law, or any new interpretation of a Law;

          (iv) costs associated with the operation of any fitness center or any day care or food services provided by Landlord;

          (v) attorneys' fees, costs, disbursements, and other expenses incurred by Landlord or its agents in connection with disputes with and/or enforcement of any leases with other tenants, other occupants, or prospective tenants or other occupants of the Building;

          (vi) salaries of executives not involved in the day-to-day management of the Building;

          (vii)  franchise taxes or income taxes of Landlord;

          (viii) except for such costs for which Tenant is responsible under
Section 11.2(iii)(B) above, costs or expenses (including fines, penalties, and legal fees) incurred due to violation by Landlord, its employees, agents, and/or contractors, any tenant (other than Tenant) or other occupant of the Building, of any terms or conditions of this Lease or of the leases of other tenants in the Building, and/or of any valid, applicable laws, rules, regulations, and codes of any federal, state, county, municipal, or other government authority having jurisdiction over the Building that would not have been incurred but for such violation by Landlord, its employees, agents, and/or contractors, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations, and codes as such shall pertain to the Building;

          (ix) payments of principal, finance charges, interest, or fees on debt or amortization of any mortgage, deed of trust, or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent that the same may be made to pay or reimburse, or may be measured by, real estate taxes);

          (x) any compensation paid to clerks, attendants or other persons in any commercial concessions operated by Landlord which are not related to the operation of the Building;

          (xi) advertising and promotional expenditures that are not required by law;

          (xii) expenses incurred for the correction of any latent or patent defects in the original construction of the improvements in the Premises or Building made by Landlord, including any such violations of any building, fire, electrical, mechanical, safety or other code and any violation of the Americans with Disabilities Act or any state or local law relating to accessibility;

          (xiii) management fees assessed against the Additional Allowance or to the extent they exceed the lesser of (A) the then prevailing market rate for management fees paid to third parties for managing Class A office buildings in Bellevue, Washington, outside of the central business district, or (B) five percent (5%) of the sum of Rent and Additional Rent;

          (xiv) costs of repairs, replacements or other work necessitated by fire, windstorm, or other casualty to the extent covered by the waiver of claims provision of this Lease set out in Section 15, or the exercise by governmental authorities of the right of eminent domain;

          (xv) "Tenant allowances," "tenant concessions," workletters and other costs or expenses (including permit, license, and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating, or redecorating space for tenants or other occupants of the Building, or vacant, leasable space in the Building, including space planning/interior design fees for the same;

          (xvi) costs resulting directly from the gross negligence or willful misconduct of Landlord, its employees, agents, and/or contractors;

          (xvii) real estate taxes allocable to the leasehold improvements of other tenants in the Building;

          (xviii) except to the extent Tenant would otherwise be responsible for the amortized costs thereof pursuant to Section 11.2(iii) if the same had been purchased, rentals or other related expenses, if any, incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building;

          (xix) costs or expenses for sculpture, paintings, or other works of fine art not typically employed in the common areas of Class A office buildings, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, repair, and/or maintenance of same;

          (xx) costs of correcting or repairing defects in any equipment or in replacing defective equipment to the extent that such costs are covered by warranties of manufacturers, suppliers, or contractors, or are otherwise borne by parties other than Landlord;

          (xxi)     initial costs of interior and exterior landscaping;

          (xxii) costs incurred in removing the property of former tenants and/or other occupants of the Building other than Tenant;

          (xxiii)   costs of any "tap fees" or one-time lump sum sewer or water connection fees assessed in connection with the initial construction of the Building or any other permit fees, mitigation expenses, exactions or other assessments levied by any governmental authority as a condition to its approval of such initial construction;

          (xxiv) costs or fees relating to the defense of Landlord's title to or interest in the Building, the Property, or any part thereof;

          (xxv) any inequitable allocation of wages, salaries, and other compensation and benefits of Landlord's employees' and personnel's work on other projects, including without limitation, those being periodically developed, managed, and/or operated by Landlord, in addition to the Building and/or the Property, among all such projects in reasonable proportions to their time spent in performing services other than in respect of the Property; or

          (xxvi) any costs representing payment to an entity related to Landlord to the extent that such costs are unreasonable and exceed the fair market price of goods and services supplied by such related entity.

In the event the average occupancy level of the Building for the base year and/or any subsequent year was or is not 95% or more of full occupancy, then the Operating Costs for such year shall be proportionately adjusted by Landlord to reflect those Operating Costs which would have occurred had the Building been 95% occupied during such year. The foregoing adjustment is intended to eliminate from consideration changes in total Operating Expenses that result solely from differences in the occupancy level of the Building.

     "TENANT'S PRO RATA SHARE" shall mean a percentage determined by dividing the Rentable Area of the Premises by the Rentable Area of the Building. If the Rentable Area of the Premises or the Rentable Area of the Building change, Tenant's pro rata share shall be adjusted accordingly.

     "YEAR" shall mean the calendar year.

     11.3 ESTIMATED OPERATING COSTS. At the beginning of each year, Landlord shall furnish Tenant a written statement of estimated Operating Costs and Taxes for such year; a calculation of the amount, if any, by which such estimated Operating Costs and Taxes will exceed the Base Amount; and a calculation of Tenant's Pro Rata Share of any such amount. Tenant shall pay one-twelfth (1/12) of said Share as Additional Rent for each month during the year. If at any time during the year Landlord reasonably believes that the actual Operating Costs and Taxes will vary from such estimated Operating Costs and Taxes by more than five percent (5%), Landlord may by written notice to Tenant revise the estimate for such year, and Additional Rent for the balance of such year shall be paid based upon such revised estimates.

     11.4 ACTUAL OPERATING COSTS. Within ninety (90) days after the end of each year or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth Tenant's Pro Rata Share of the actual Operating Costs and Taxes in excess of the Base Amount during the preceding year. If the actual Operating Costs and Taxes in excess of the Base Amount exceed the estimates for such amounts paid by Tenant during the year, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement. If the actual Operating Costs and Taxes in excess of the Base Amount are less than the amount paid by Tenant to Landlord, then the amount of such overpayment by Tenant shall be credited against the next Additional Rent payable by Tenant hereunder.

     11.5 RECORDS AND ADJUSTMENTS. Landlord shall keep records showing all expenditures made in connection with Operating Costs and Taxes for thirty-six
(36) months thereafter, and such records shall be available for inspection by Tenant at Tenant's sole cost and expense and upon reasonable prior written notice to Landlord. Any audit of Landlord's records of Operating Costs and Taxes shall be performed by an accountant approved by Landlord or by a qualified employee of Tenant, and shall be completed no later than twelve (12) months following the end of the year audited. Operating Costs and Taxes shall be prorated for any portion of a year at the beginning or end of the Lease Term. Notwithstanding this Section, the Rent payable by Tenant shall in no event be less than the Rent specified in SECTION 1.7 hereof. If such audit indicates that the amount charged by Landlord is more than one hundred five percent (105%) of the amount actually payable by Tenant, Landlord shall be responsible for paying the costs of the audit and Tenant shall be entitled to audit the two (2) previous years notwithstanding the expiration of the twelve-month period referred to above in this SECTION 11.5.

     11.6 PERSONAL PROPERTY TAXES. Tenant shall pay all Personal Property Taxes with respect to Tenant's Property located on the Premises or in the Building. "TENANT'S PROPERTY" shall include all improvements which are paid for by Tenant and "PERSONAL PROPERTY TAXES" shall include all property taxes assessed against Tenant's Property, whether assessed as real or personal property.

12. CARE OF PREMISES. Landlord shall perform all normal maintenance and repairs to the Premises which Landlord reasonably determines necessary to maintain the Premises and the Building as a first-class office building; provided that Landlord shall not be required to maintain or repair any Tenant's Property or any appliances (such as water heaters, refrigerators, microwaves and the like) which are part of the Premises (but the foregoing is not intended to relieve Landlord from its obligation to maintain electrical and plumbing lines supplying such appliances to the extent such lines are outside of the Premises). Tenant shall take good care of the Premises. Tenant shall not make any alterations, additions or improvements ("ALTERATIONS") in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any plumbing or wiring ("CHANGES") without first obtaining the written consent of Landlord and, where appropriate, in accordance with plans and specifications approved by Landlord, provided that Tenant may make Alterations without obtaining the consent of Landlord so long as (a) the cost of any such Alteration or any similar Alterations in the aggregate does not exceed Twenty-five Thousand Dollars ($25,000), (b) the Alteration is not to any structural component of the Building, (c) the Alteration does not involve any penetration of any floor, ceiling, or structural or exterior wall or affect the electrical or HVAC systems in the Building, and (d) Tenant adheres to the requirements of SECTION 4.4 of EXHIBIT B. Any Alterations or Changes required to be made to the Premises by any amendment to any Law or any new Law shall be made at Tenant's sole expense and shall be subject to the prior written consent of Landlord. In such consent, Landlord shall indicate whether or not such Alternation or Change is to be restored to its original condition at the termination of this Lease. Tenant shall reimburse Landlord for any reasonable sums paid to third parties for examination and approval of architectural or mechanical plans and specifications of the Alterations and Changes and direct costs reasonably incurred during any inspection or supervision of the Alterations or Changes. Subject to SECTIONS 14 and 15, all damages or injury done to the Premises or Building by Tenant or by any persons who may be in or upon the Premises or Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant.

13.  ACCESS.  Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times and with at least twenty-four (24) hours' notice for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises or the Building. Upon reasonable notice, which shall not be less than twenty-four (24) hours, Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within nine (9) months prior to the expiration or sooner termination of the Lease Term. Landlord may enter the Premises without notice in the event of an emergency.

14.  DAMAGE OR DESTRUCTION.

     14.1 DAMAGE AND REPAIR. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, or if insurance proceeds sufficient for restoration are for any reason unavailable (except for loss deductibles and provided that Landlord has obtained and maintained the insurance policies required to be maintained by Landlord pursuant to this Lease), then Landlord may no later than the sixtieth (60th) day following the damage, give Tenant a notice of election to terminate this Lease. In the event of such election, this Lease shall be deemed to terminate on the third day after the giving of such notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent and Additional Rent shall be apportioned as of the date and to the extent such fire or other cause materially interferes with Tenant's Permitted Uses of the Premises and any Rent and Additional Rent paid for any period beyond such date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building and if the insurance proceeds (plus any loss deductibles) are sufficient for restoration are available (Landlord having obtained and maintained the insurance policies required to be maintained by Landlord pursuant to this Lease), Landlord shall restore the Building and the Premises (with improvements substantially comparable in quality to the improvements to the Premises originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord. To the extent that the Premises are rendered untenantable, the Rent shall proportionately abate, except in the event such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, Tenant's officers, contractors, agents, employees, clients, customers or licensees, in which event Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for loss of Rent hereunder. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the Building.

     14.2 DESTRUCTION DURING LAST YEAR OF LEASE TERM. In case the Building shall be substantially destroyed by fire or other cause at any time during the last twelve (12) months of the Lease Term, either Landlord or Tenant may terminate this Lease upon written notice to the other within sixty (60) days of the date of such destruction.

     14.3 TENANT IMPROVEMENTS. Landlord will not be required to carry insurance of any kind on any improvements paid for by Tenant, with an allowance or otherwise, as provided in EXHIBIT B or on Tenant's furniture, furnishings, fixtures, equipment or appurtenances of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

15.  WAIVER OF CLAIMS AND SUBROGATION.

     15.1 MUTUAL WAIVER OF CLAIMS. Landlord and Tenant do each herewith and hereby release and relieve the other, and waive their entire claims of recovery for loss of or damage to Landlord's or Tenant's property arising out of or incident to fire, lightning, or any other perils normally included in an "All Risk" property insurance policy when such property constitutes the Premises or the Building or is in or about the Premises, Building, or land which the Building is situated, whether or not such loss or damage is due to the negligence of Landlord or Tenant, their agents, employees, guests, licensees, invitees, or contractors.

     15.2 MUTUAL WAIVER OF SUBROGATION. Each of Landlord and Tenant shall cause its insurance carriers to waive all rights of subrogation against the other party hereto to the extent of Landlord's or Tenant's undertaking set forth in
SECTION 16 entitled "Indemnity" and SECTION 15.1 entitled "Mutual Waiver of Claims."

16.  INDEMNIFICATION.

     16.1 TENANT INDEMNITY. Tenant shall indemnify and hold Landlord harmless from and against any and all claims or liability for bodily injury to or death of any person or damage to any property arising out of the use of the Premises or the Building by Tenant or any sublessee, agent, employee, contractor, invitee or licensee of Tenant or from the conduct of Tenant's business, or from any activity, work, or thing done, permitted, or suffered by Tenant in or about the Premises or the Building, except:

          (i) to the extent of claims and liabilities caused by the negligent acts or omissions of Landlord, its agent or employees; or

          (ii) claims and liabilities for property damage addressed in SECTION
15.1 entitled "Mutual Waiver of Claims."

Such indemnity shall include all reasonable costs, attorneys' fees, and expenses incurred in the defense of any such claim or any action or proceeding brought thereon and any such liability arising during the Lease Term shall survive the expiration or termination of this Lease. This indemnity will be applicable to a claim only if Landlord:

               (a) notifies Tenant of the claim or liability in writing within sixty (60) days after Landlord receives written notice of the claim or liability;

               (b) permits Tenant to defend or settle the claim or liability (unless Landlord is also obligated to indemnify Tenant under SECTION 16.2) so long as Tenant promptly undertakes such defense or settlement and pursues the same in good faith and with due diligence; and

               (c) cooperates with Tenant at Tenant's expense in any defense or settlement of the claim or liability.

     16.2 LANDLORD'S INDEMNITY. Landlord shall indemnify and hold Tenant harmless from and against any and all claims or liability for bodily injury to or death of any person or damage to any property caused by the negligent or intentionally wrongful acts of Landlord or any agent, employee, contractor, invitee or licensee of Landlord, except:

          (i) to the extent of claims and liabilities caused by the negligent acts or omissions of Tenant, its sublessees, agents, employees, contractors, invitees or licensees; or

          (ii) claims and liabilities for property damage addressed in Section
15.1 entitled "Mutual Waiver of Claims."

Such indemnity shall include all reasonable costs, attorneys' fees, and expenses incurred in the defense of any such claim or any action or proceeding brought thereon and any such liability arising during the Lease Term shall survive the expiration or termination of this Lease. This indemnity will be applicable to a claim only if Tenant:

               (a) notifies Landlord of the claim or liability in writing within sixty (60) days after Tenant receives written notice of the claim or liability;

               (b) permits Landlord to defend or settle the claim or liability (unless Tenant is also obligated to indemnify Landlord under SECTION 16.1) so long as Landlord promptly undertakes such defense or settlement and pursues the same in good faith and with due diligence; and

               (c) cooperates with Landlord at Landlord's expense in any defense or settlement of the claim or liability.

17.  INSURANCE.

     17.1 LIABILITY INSURANCE. Tenant, at Tenant's own cost and expense, will provide and keep in full force and effect during the term of this Lease commercial general liability insurance with limits of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate, covering bodily injury to persons, including death and loss of or damage to real and personal property. Such insurance may be provided under Tenant's general liability insurance policy. During the term of this Lease, Landlord shall be named as an additional insured under such insurance to the extent of Tenant's undertaking set forth in SECTION 16, entitled "Indemnity." A certificate evidencing such insurance coverage shall be delivered to Landlord not less than fifteen (15) days prior to the commencement of the Lease Term or the date when Tenant shall enter into possession, whichever occurs earlier. Such certificate of insurance will provide for thirty (30) days' advance written notice to Landlord in the event of cancellation.

     17.2 PROPERTY INSURANCE. Tenant shall, throughout the Lease Term and any renewal hereof, at its own expense, keep and maintain in full force and effect, what is commonly referred to as "All Risk" or "Special" coverage (excluding earthquake and flood) on Tenant's leasehold improvements for not less than one hundred percent (100%) of the replacement value, subject to customary and reasonable deductibles. Landlord shall, throughout the Lease Term and any renewal hereof, keep and maintain in full force and effect what is commonly referred to as "All Risk" or "Special" coverage (including earthquake and flood to the extent Landlord so elects from time to time) on the Building, exclusive of Tenant's leasehold improvements, for not less than one hundred percent (100%) of the replacement value, subject to customary and reasonable loss deductibles.

     17.3 INSURANCE POLICY REQUIREMENTS. All insurance required under this Section shall be with companies rated AX or better by A.M. Best or otherwise reasonably approved by Landlord or Tenant as the case may be. No insurance policy required under this Section shall be canceled or reduced in coverage except after thirty (30) days prior written notice to Landlord or Tenant, as the case may be.

     All policies required under this Section shall be written as primary policies and not contributing to or in excess of any coverage Landlord, as the case may be, may choose to maintain.

18.  ASSIGNMENT AND SUBLETTING.

     18.1 ASSIGNMENT OR SUBLEASE. Tenant shall not assign, mortgage, encumber or otherwise transfer this Lease or sublet the whole or any part of the Premises without in each case first obtaining Landlord's prior written consent. Such consent shall not be unreasonably withheld or delayed except: (1) Landlord may withhold its consent if the assignee, subtenant or other transferee will not use the Premises for office purposes consistent with the maintenance and operation of a Class A office building or the Building; (2) Landlord may withhold in its absolute and sole discretion consent to any mortgage, hypothecation, pledge or other encumbrance of any interest in this Lease or the Premises by Tenant or any subtenant, whereby this Lease or any interest therein becomes collateral for any obligation of Tenant; and (3) Landlord may withhold its consent to the extent Landlord determines necessary to comply with a public or private restriction on use of the Premises, the Building or the Land contained in any statute or ordinance or any lease, mortgage, or other agreement or instrument by which the Landlord is bound or to which any of such property is subject. No such assignment, sublease or other transfer shall relieve Tenant from any liability under this Lease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. In lieu of granting any such consent, Landlord reserves the right to notify Tenant within five (5) days of receipt of Tenant's request for Landlord's consent that Landlord intends to terminate this Lease or, in the case of a subletting of less than all the Premises, to terminate this Lease with respect to such portion of the Premises, as of the proposed effective date of such subletting or assignment, in which event Tenant may withdraw its request for consent by so notifying Landlord within five (5) days of Landlord's notice of intent to terminate, or Tenant may allow Landlord to terminate this Lease, in which case Landlord may enter into the relationship of landlord and tenant with such proposed assignee or subtenant (subject to the agreement of such proposed assignee or subtenant) based upon the Rent and other compensation and terms agreed to by such subtenant or assignee and otherwise upon the terms and conditions of this Lease. In connection with each request for an assignment or subletting, Tenant shall pay $500.00 for the cost of processing such assignment or subletting, including attorneys' fees, upon demand of Landlord. Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments.

     If Tenant is a partnership, conversion of Tenant to a limited liability company or partnership or to a corporation (or to another entity by which the parties in Tenant would be relieved of liability to any creditors of Tenant) shall constitute an assignment for purposes of this Section. The foregoing to the contrary notwithstanding, Landlord's consent shall not be required for any sublease or assignment by Tenant to a subsidiary or affiliate of Tenant so long as such subsidiary's or affiliate's use of the Premises is consistent with the maintenance and operation of a Class A office building along the Interstate 90 corridor in the City of Bellevue, Washington. A subsidiary or affiliate of Tenant shall mean an entity which controls, is controlled by or is under common control with Tenant. No such assignment, sublease or other transfer shall relieve Tenant from any liability under this Lease.

     One-half (1/2) of any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the Rent and Additional Rent Tenant is obligated to pay Landlord under this Lease over the same period (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any customary real estate brokerage commissions or fees paid by Tenant to an unrelated licensed broker or agent to procure such assignment or sublease, shall be paid to Landlord as Additional Rent under this Lease as and when the same are paid to Tenant without affecting or reducing any other obligations of Tenant hereunder.

     18.2 ASSIGNEE OBLIGATIONS. As a condition to Landlord's approval, any potential assignee otherwise approved by Landlord shall assume in writing all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent and performance of all terms, covenants and conditions of this Lease.

     18.3 SUBLESSEE OBLIGATIONS. Any sublessee shall assume all obligations of Tenant as to that portion of the Premises which is subleased to such sublessee and shall be jointly and severally liable with Tenant for rental and other payments and performance of all terms, covenants, and conditions of this Lease with respect to such portion of the Premises (but with respect to payment of rentals and other amounts, such sublessee's obligation shall not exceed its obligation under the sublease).

19. SIGNS. At Tenant's sole cost and expense, Tenant may maintain a single sign on the exterior of the Building facing Interstate 90 identifying Tenant. The location, installation and maintenance of the sign shall comply with any and all applicable codes, laws or regulations, and as well as the Building signage policy attached hereto as EXHIBIT F as the same may be amended from time to time by Landlord. Tenant shall be identified in the lobby directory on the main floor of the Building at Landlord's cost. Tenant shall also have the right, at Tenant's sole cost and expense to maintain signage identifying Tenant in the lobby adjacent to the elevators on any floor of the Building occupied exclusively by Tenant, and on the entrance to the Premises. The allowance provided in EXHIBIT B may be applied toward the cost of signage allowed under this Section. Except as provided herein, Tenant shall not place or in any manner display any sign, graphics, or any advertising matter anywhere in or about the Premises or the Building at places visible (either directly or indirectly) from anywhere outside the Premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Tenant shall remove any and all signs at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Building caused thereby, all at Tenant's sole cost and expense. Landlord shall not unreasonably withhold its consent to normal Tenant identification signs and logos which are consistent with the Building signage and graphics program.

20.  LIENS AND INSOLVENCY.

     20.1 LIENS. Tenant shall keep its interest in this Lease and any Tenant's Property (other than unattached personal property) and the Premises, the Land and the Building free from any liens arising out of any work performed or materials ordered or obligations incurred by or on behalf of Tenant and hereby indemnities and holds Landlord harmless from any liability from any such lien, including, without limitation, liens arising from any work performed pursuant to SECTION 4 of EXHIBIT B hereto. In the event any lien is filed against the Building, the Land or the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord, at Tenant's expense immediately either cause such lien to be released of record or at Landlord's option, furnish to Landlord a bond in form and amount and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord, the Land and the Building against all liability, costs and expenses, including attorneys fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to or for Tenant, if, and only if, such proceedings suspend the collection thereof against Landlord, Tenant and the Premises and neither the Premises, the Building nor the Land nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

     20.2 INSOLVENCY. If Tenant becomes insolvent or voluntarily or involuntarily becomes a debtor or alleged debtor in a bankruptcy proceeding, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.

     20.3 FINANCIAL STATEMENTS. Tenant shall, from time to time during the Lease Term upon the request of Landlord, submit to Landlord such financial statements or other financial information as Landlord may reasonably request. Such statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, so long as Tenant is in default under this Lease, shall be audited by an independent certified public accountant at Tenant's expense not more often than annually. Tenant's obligations under this Section shall be suspended for so long as Tenant is subject to the reporting requirements of the Securities Exchange Act of 1934.

21.  DEFAULT.

     21.1 CUMULATIVE REMEDIES. All rights of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restrain by injunction the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

     21.2 TENANT'S RIGHT TO CURE. Tenant shall have a period of five (5) business days from the date of written notice from Landlord to Tenant within which to cure any default in the payment of Rent, Additional Rent or other sums due hereunder. Tenant shall have a period of fifteen (15) days from the date of written notice from Landlord to Tenant within which to cure any other default hereunder which is capable of being cured by Tenant; provided, however, that with respect to any default capable of being cured by Tenant but which cannot be cured within such fifteen (15) day period, the default shall not be deemed to be uncured if Tenant commences to cure within fifteen (15) days after Landlord's notice and for so long as Tenant is diligently prosecuting the cure thereof.

     21.3 ABANDONMENT. Abandonment means an absence from the Premises of five
(5) consecutive days or more while Tenant is in default or Landlord otherwise reasonably determines that Tenant has abandoned the Premises and its interest under this Lease. Abandonment by Tenant shall be considered a default with no right to cure, allowing Landlord to reenter the Premises under SECTION 21.4. The Premises shall not be deemed to be abandoned during any period of time when Tenant is current in the payment of Rent and Additional Rent; provided, however, during any period in which the Premises are not occupied by Tenant or any sublessee or assignee of Tenant, Tenant shall be responsible for any additional costs and insurance premiums incurred by Landlord as a result of such vacancy and Tenant shall continue to maintain the Premises, including the daily removal of mail, periodicals and other documents and packages which are delivered to Tenant at the Premises.

     21.4 LANDLORD'S REENTRY. Upon a default under this Lease by Tenant and expiration of any applicable cure period, Landlord, at its option, may enter the Premises or any part thereof, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, remodel and change the Premises, Tenant remaining liable for any deficiency computed as provided in SECTION 21.5. In the case of any default, reentry and/or dispossession by summary proceedings or otherwise, all Rent and Additional Rent shall become due thereupon and be paid up to the time of such reentry or dispossession, together with such expenses as Landlord may reasonably incur for attorneys' fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental, together with interest thereon as provided in SECTION 38.6 hereof, accruing from the date of any such expenditure by Landlord.

     21.5 RELETTING THE PREMISES. At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent and Additional Rent due hereunder; second, to the payment of reasonable costs and expenses of such reletting and including, but not limited to, attorneys' fees, advertising fees and brokerage fees, and to the payment of any repairs, remodeling and changes in the Premises; third, to the payment of Rent and Additional Rent due and to become due hereunder, and, if after so applying said Rents there is any deficiency in the Rent or Additional Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. Subject to any applicable duty to mitigate damages imposed by law and all reasonable costs and expenses of reletting, including, but not limited to, attorneys' fees, advertising fees and brokerage fees, and the costs of any repairs, remodeling and changes in the Premises, the failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the Rent thereof, and in no event shall Tenant be entitled to receive any excess of net Rents collected over sums payable by Tenant to Landlord hereunder. No such reentry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the amount of Rent and Additional Rent reserved in this Lease for the balance of the Lease Term, as it may have been extended, in excess of the then fair market rental value of the Premises for the same period, plus all court costs and reasonable attorneys' fees incurred by Landlord in the collection of the same.

     21.6 DAMAGES. Subject to the provisions of SECTIONS 21.4 and 21.5 with respect to Tenant's liability for unaccrued Rent and Additional Rent, Tenant shall be liable for all damages incurred by Landlord as a result of Tenant's default under this Lease, including, without limitation, Tenant's failure to surrender possession of the Premises upon the expiration or termination of this Lease, the same to include all costs, expenses, liabilities, commissions and attorneys' fees for which Landlord becomes obligated to any third party.

     21.7 NONPAYMENT OF ADDITIONAL RENT. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.

     21.8 LANDLORD'S DEFAULT. Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within a reasonable time, but in no event later than fifteen (15) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing and specifying how Landlord has failed to perform such obligations and the acts required to cure the same; provided, however, that if the nature of Landlord's obligation is such that more than fifteen (15) days are required for performance, Landlord shall not be in default if Landlord commences performance within such fifteen (15) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies shall be limited to (1) damages and/or (2) an injunction and/or (3) following an additional fifteen (15) days' written notice to Landlord specifying the alleged defaults and the actions Tenant intends to undertake, Tenant may cure any Landlord default which Landlord fails to cure within the time limit set forth in this Section and said additional fifteen (15) day period so long as such default results in a material impairment of Tenant's ability to conduct its business at the Premises or an immediate threat of the lapse of any insurance policy required to be maintained by Landlord by this Lease. Any sums so expended by Tenant for the reasonable costs of effecting such cure shall be reimbursed by Landlord upon demand.

22. PRIORITY. This Lease shall be subordinate to any first mortgage or deed of trust (and any other mortgage or deed of trust upon the written election of Landlord to which the holder of such first mortgage or deed of trust consents) now existing or hereafter placed upon the Land, the Building or the Premises, created by or at the instance of Landlord, and to any and all advances to be made thereunder and to interest thereon and all modifications, renewals and replacements or extensions thereof ("LANDLORD'S MORTGAGE"), provided that the holder of such mortgage or deed of trust and Landlord shall execute in recordable form a nondisturbance agreement in form reasonably satisfactory to Tenant and Landlord agrees to obtain such an agreement from any holder of any such interest existing at the time of execution of this Lease and shall make a good faith effort to do so within sixty (60) days of the date of execution of this Lease from any holder of any other interest concurrently with such interest attaching to the Building. Upon request of such holder, Tenant shall attorn to the holder of any Landlord's Mortgage or any person or persons purchasing or otherwise acquiring the Land, Building or Premises at any sale or other proceeding under any Landlord's Mortgage. Tenant shall properly execute, acknowledge and deliver documents which the holder of any Landlord's Mortgage may reasonably require to effectuate the provisions of this Section.

23. SURRENDER OF POSSESSION. Subject to the terms of SECTION 14 relating to damage and destruction, upon expiration or sooner termination of this Lease, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, except for (i) reasonable use, wear and tear, (ii) damage or destruction covered by SECTION 14; (iii) matters covered by the waiver of claims set forth in SECTION 15; and (iv) Alterations and Changes, other than those which Landlord stated in its written consent were required to be removed at termination of this Lease.

24. REMOVAL OF PROPERTY. Tenant shall remove all of its moveable personal property and trade fixtures paid for by Tenant which can be removed without damage to the Premises at the expiration or sooner termination of this Lease, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal; and all other improvements and additions to the Premises shall, at Landlord's option, thereupon become the property of Landlord.

25. NON-WAIVER. Waiver by Landlord or Tenant of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of Rent or Additional Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent or Additional Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent or Additional Rent.

26. HOLDOVER. If Tenant shall, with the written consent of Landlord, hold over after the expiration of the Lease Term, such tenancy shall be deemed a month-to-month tenancy which may be terminated as provided by applicable law. During such tenancy, and during any period in which Tenant wrongfully occupies the Premises without Landlord's consent, Tenant shall be bound by all of the terms, covenants and conditions herein so far as applicable, except Rent, which shall be equivalent to one hundred twenty-five percent (125%) of the monthly Rent stated herein for the immediately preceding month, together with the Additional Rent herein provided for.

27.  CONDEMNATION.

     27.1 ENTIRE TAKING. If all of the Premises or such portions of the Building as may be required for the reasonable use of the Premises are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority. In the event of a taking of a material part of but less than all of the Building, where Landlord shall determine that the remaining portions of the Building cannot be economically and effectively used by it (whether on account of physical, economic, aesthetic or other reasons) or where Landlord determines the Building should be restored in such a way as to materially alter the Premises, Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The Lease Term shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.

     27.2 PARTIAL TAKING. Subject to the provisions of the preceding Section 27.1, in case of taking of a part of the Premises, or a portion of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority. If a portion of the Premises shall be so taken which renders the remainder of the Premises unsuitable for continued occupancy by Tenant under this Lease, Tenant may terminate this Lease by written notice to Landlord no later than sixty (60) days after the date of such taking and the Lease Term shall expire upon such date as Tenant shall specify in such notice not later than sixty (60) days after the date of such notice.

     27.3 AWARDS AND DAMAGES. Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award. Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property and leasehold improvements paid for by Tenant (not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

28. NOTICES. All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, to Landlord and to Tenant at the

Notice Addresses provided in SECTION 1.10 (provided that after the Commencement Date any such notice to Landlord may be mailed or delivered by hand to Landlord's principal office in the Building) and to the holder of any mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing. Either party may change its address for notices by giving the other thirty (30) days' advance notice thereof by the means above described.

29. COSTS AND ATTORNEYS FEES. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder or possession of the Premises, each party shall, and hereby does, to the extent permitted by law, waive trial by jury and the losing party shall pay the prevailing party a reasonable sum for attorneys fees in such suit, at trial and on appeal, and such attorneys fees shall be deemed to have accrued on the commencement of such action. Such fees and costs shall include those incurred in any insolvency, bankruptcy, probate, arbitration, mediation or other proceedings and include the adjudication of issues particularly related to any such proceeding.

30. LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and Building (including the proceeds of any insurance policy and any condemnation awards to the extent such proceeds or awards are riot used to repair or restore any damage to any portion of the project in which the Building is located caused by the insured loss or condemnation, or any sale of the Premises and/or Building), but are made and intended for the purpose of binding only the Landlord's interest in the Premises and Building (and proceeds as stated above), as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors or assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

31. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: The date this Lease was executed and the date it expires; the date the Lease Term commenced and the date Tenant accepted the Premises; the amount of minimum monthly Rent and the date to which such Rent has been paid; and certifying to the extent true: That this Lease is in full force and effect; that all conditions under this Lease to be performed by the Landlord have been satisfied; that there are no claims, defenses or offsets which the Tenant has against the enforcement of this Lease; that no Rent has been paid more than one month in advance; and such other matters as Landlord may reasonably request. Any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord's interest or holder of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within twenty (20) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the security deposit is as stated in the Lease, and that not more than one month's Rent has been paid in advance.

32. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfers of Landlord's interest in the Premises or in the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee.

33. RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

34. QUIET ENJOYMENT. Landlord warrants to Tenant that Landlord holds sufficient title to Buildings I and II to execute and perform its obligations under this Lease and Tenant shall have the right to the peaceable and quiet use and enjoyment of the Premises subject to the provisions of this Lease, as long as Tenant is not in default hereunder. Landlord shall require other tenants in the Building to agree not to disturb Tenant beyond what is customary in a Class A office building.

35.  HAZARDOUS MATERIALS.

     35.1 HAZARDOUS SUBSTANCES USE. Any and all use, storage, release, handling, transportation, treatment or storage by Tenant of Hazardous Substances on the Leased Premises shall be carried out in compliance with all applicable federal, state and local laws, ordinances and regulations. Tenant shall not use, handle or store any Hazardous Substances on the Premises or within the project in which the Building is located under any circumstances, except in accordance with all laws, to the extent such Hazardous Substances and the quantities thereof are reasonably necessary for the conduct of Tenant's business at the Premises and the same are properly disposed of off site in the ordinary course.

     35.2 REPRESENTATION. Landlord hereby represents and warrants that to the best of Landlord's knowledge, but with Landlord having no obligation to have made any independent study or investigation, and except as identified in the Report of Independent Cleanup of Petroleum-stained Soil prepared by Hart Crowser, Job No. J-2372-04, dated May 8, 1991, or otherwise disclosed to Tenant in writing prior to Tenant's execution of this Lease (i) there have been no releases of Hazardous Substances from the Premises, the Building, or the land on which the Building is situated in violation of any applicable law; (ii) no Hazardous Substances have been used, generated, treated, stored, or disposed of at the Premises, the Building, or the land on which the Building is situated in violation of any applicable law; and (iii) no claim of liability relating to the presence of Hazardous Substances in violation of any applicable law at the Premises, the Building, or the land on which the Building is situated has been made or is threatened by any governmental agency or other third party For the purposes hereof, "Landlord's knowledge" shall mean only the current, actual knowledge of William H. Cunningham, Jr., which individual is hereby confirmed by Landlord as having been Landlord's principal internal representative with respect to the construction of the Building.

     35.3 INDEMNIFICATION. Tenant shall indemnify, defend, and hold harmless Landlord from any and all damages, losses, costs and attorneys' fees and all claims of liability asserted against Landlord by a third party, including without limitation any agency or instrumentality of the federal, state, or local government, for bodily injury, including death of a person, physical damage to or loss of use or value of any property, or the costs or expenses of any cleanup activities (remediation or removal) to the extent required by applicable law, arising out of or relating to the release of a Hazardous Substance on or about the project in which the Building is located by Tenant, its sublessees, agents, employees, invitees, licensees and contractors.

     Landlord shall indemnify, defend, and hold harmless Tenant from any and all damages, losses, costs and attorneys' fees and all claims of liability asserted against Tenant by a third party, including without limitation any agency or instrumentality of the federal, state, or local government, for bodily injury, including death of a person, physical damage to or loss of use or value of property, or the costs or expenses if any cleanup activities (remediation or removal) to the extent required by applicable law, arising out of or relating to the release of a Hazardous Substance on or about the project in which the Building is located by Landlord, its agents, employees, invitees, licensees and contractors (excluding any tenants).

     35.4 DEFINITION OF "HAZARDOUS SUBSTANCES." For purposes of this Lease, the term "Hazardous Substances" shall mean any dangerous waste, hazardous waste, or hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S)(S) 9601, et
                                                                           --
seq.) or the Resource Conservation and Recovery Act as amended (42 U.S.C. (S)(S)
---
6901, et seq.); the Washington Model Toxics Control Act as amended (RCW Ch. 70.
      ------
105D); or the Washington Hazardous Waste Management Act as amended (RCW Ch. 709.105).

36.  TELECOMMUNICATIONS LINES AND EQUIPMENT.

     36.1 LOCATION OF TENANT'S EQUIPMENT AND LANDLORD CONSENT.

          36.1.1 (a) Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the "Lines") at the Building in or serving the Premises only with Landlord's prior written consent, which consent may not be unreasonably withheld. Tenant shall locate all electronic telecommunications equipment within the Premises and shall coordinate the location of all Lines with Landlord. Any request for consent shall contain detailed plans, drawings and specifications identifying all work to be performed, the time schedule for completion of the work, and the identity of the entity that will perform the proposed work (which entity shall be subject to Landlord's approval, which shall not be unreasonably withheld). Landlord shall have a reasonable time in which to evaluate the request after it is submitted by Tenant.

          36.1.2 In granting its consent Landlord may consider the following factors, among others, in making its determination: (A) whether or not the proposed work will interfere with the use of any other then existing or proposed lines at the Building; (B) whether or not an acceptable number of spare lines and space for additional lines can be maintained for existing and future occupants of the Building; and (C) whether the work or resulting Lines would adversely affect the Land, Building or any space in the Building.

          36.1.3 Landlord's approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same, nor shall Landlord's consent be deemed a recommendation regarding what may or may not be adequate or appropriate for Tenant's business purposes.

          36.1.4 If Landlord consents to Tenant's proposal, Tenant shall pay all of Tenant's and Landlord's third party costs in connection therewith (including all costs related to new Lines) and shall use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment and at Tenant's sole risk and expense. As soon as the work in completed, Tenant shall submit as-built drawings to Landlord.

          36.1.5 Landlord reserves the right to require that Tenant, at Tenant's expense, remove any Lines that are installed by Tenant upon the expiration or termination of this Lease.

     36.2 ELECTROMAGNETIC FIELDS. If Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate the Lines therefor (including riser cables) to prevent such excessive electromagnetic fields or radiation.

     36.3 OTHER TENANTS. Landlord shall ensure that other tenants of the Building are subject to restrictions that afford Tenant similar assurances regarding the avoidance of interference with Tenant's Lines as are provided to Landlord by this Section 36.

37. RULES AND REGULATIONS. Tenant agrees to abide by all reasonable rules and regulations for the Building imposed by Landlord as the same may be changed from time to time upon reasonable notice to Tenant to the extent such rules and regulations do not conflict with the terms and conditions of this Lease, materially interfere with Tenant's use or quiet enjoyment of the Premises, or materially increase Tenant's cost of occupancy and use of the Premises. The current Building rules and regulations are set forth in Exhibit G attached. The Building rules and regulations are imposed for the cleanliness, good appearance, property maintenance and good order and reasonable use of the Premises and the Building, and as may be necessary for the enjoyment of the Building by all tenants and their clients, customers and employees. Landlord shall not be liable for the failure of any other tenant, its agents or employees, to conform to the rules and regulations.

38.  GENERAL.

     38.1 HEADINGS. Titles to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     38.2 HEIRS AND ASSIGNS. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon the Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

     38.3 PAYMENT OF BROKERS. Landlord shall pay the commissions due those real estate brokers or agents named in Section 1.13. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall indemnify and hold Landlord harmless against any liability in respect thereto, including Landlord's attorneys' fees and costs in defense of any such claim.

     38.4 NO PARTNERSHIP. This Lease shall not be construed as establishing a partnership or joint venture between Landlord and Tenant, and neither party shall be liable for the debts or obligations of the other, except to the extent specifically and expressly agreed to herein. Except as provided herein, neither party hereto may make any representation or create any liability on behalf of the other, and no rights in any third party shall arise by virtue of these presents.

     38.5 SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

     38.6 OVERDUE PAYMENTS. Tenant acknowledges that a late payment of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease. Such costs may include, but not be limited to, processing and accounting charges, and penalties imposed by terms of any contracts, mortgages or deeds of trust covering the Building. Therefore, in the event Tenant shall fail to pay any Rent, Additional Rent or other sums payable by Tenant under this Lease for five (5) days after such amount is due, then

Tenant shall pay Landlord, as Additional Rent, a late charge ("LATE CHARGE") equal to five percent (5%) of such amount owing, but not in excess of the highest rate permitted by law. In addition to any Late Charges which may be incurred hereunder, any Rent, Additional Rent or other sums payable by Tenant under this Lease which are more than thirty (30) days past due, shall bear interest at a rate equal to eighteen percent (18%) per annum but not in excess of the highest lawful rate permitted under applicable laws, calculated from the original due date thereof to the date of payment, provided, however, the minimum overdue fee shall be One Hundred Dollars ($100). In addition, if payments are received by check or draft from Tenant, and two (2) or more of such checks or drafts are dishonored by the bank or other financial institution they were drawn upon in any twelve (12) month period, Landlord may thereafter require all Rent and other payments due hereunder from Tenant to Landlord to be made by bank cashiers or bank certified check or other similar means of payment and Landlord shall not be required to accept any checks or drafts of Tenant which do not comply with such requirements.

     38.7 FORCE MAJEURE. Except for the payment of Rent, Additional Rent or other sums payable by Tenant, time periods for Tenant's or Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Tenant's or Landlord's performance is prevented due to circumstances beyond Tenant's or Landlord's reasonable control.

     38.8 RIGHT TO CHANGE PUBLIC SPACES. With the consent of Tenant, which consent shall not be unreasonably delayed, conditioned or withheld, Landlord shall have the right at any time after the completion of the Building, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building. Nevertheless, in no event shall Landlord diminish any service, change the arrangement or location of the elevators serving the Premises, make any change which shall diminish the area of the Premises, or make any change which shall change the character of the Building from that of a first-class office building in Bellevue, Washington.

     38.9 GOVERNING LAW; VENUE. This Lease shall be governed by and construed in accordance with the laws of the State of Washington. The venue of any action brought to interpret or enforce any of the terms of this Lease or otherwise adjudicate the rights and liabilities of the parties hereto shall be laid in the Superior Court of the State of Washington located in the county in which the Property is located.

     38.10 BUILDING DIRECTORY. Landlord shall maintain in the lobby of the Building a directory which shall include the name of Tenant and any other names reasonably requested by Tenant in proportion to the number of listings given to comparable tenants of the Building.

     38.11 BUILDING NAME. The Building will be known by such name as Landlord may designate from time to time, but except for Obayashi Corporation or Prudential Insurance

Company, Landlord agrees that it shall not name the Building or the project in which it is located after or in a way that identifies any particular company or its type of business.

     38.12 RECORDATION. Neither Landlord nor Tenant shall record this Lease or any memorandum or short form of this Lease.

     38.13 TIME OF PERFORMANCE. Time is of the essence of this Lease and each of its provisions.

     38.14 EXECUTION AUTHORITY. Each party to this Lease shall provide to the other party upon request reasonable evidence of the authority of the person executing this Lease on its behalf.

     38.15 ADDENDA AND EXHIBITS. All addenda and exhibits attached to this Lease are incorporated herein by this reference.

     38.16 ENTIRE AGREEMENT. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, to Tenant's use of the Building and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

     IN WITNESS WHEREOF this Lease has been executed as of the day and year first above set forth.

     LANDLORD:                          OBAYASHI CORPORATION,
                                        a Japan corporation


     Date: October 10, 1997             By: /s/ Yukio Kanai
                                           ----------------
                                        Printed Name: Yukio Kanai
                                                      -----------
                                        Its: Attorney-in-fact
                                             ----------------

     TENANT:                            THE BOEING COMPANY,
                                        a Delaware corporation


     Date: October 1, 1997              By: /s/ Alan R. Bjorklund
                                           ----------------------
                                        Printed Name: Alan R. Bjorklund
                                                      -----------------
                                        Its: Director ISDS Group Facilities
                                             ------------------------------

                            LANDLORD ACKNOWLEDGMENT

STATE OF CALIFORNIA      )
                         ) ss.
COUNTY OF LOS ANGELES    )

     On October 14, 1997, before me, the undersigned, a Notary in and for said State, personally appeared Yukio Kanai, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                    /s/ Evelyn R. Chavez
                                    --------------------
                                    Notary Public in and for said State
[STAMP APPEARS HERE]
                                    Name (Print):  Evelyn R. Chavez
                                                   ----------------
                                    Residing at Los Angeles
                                                -----------
                                    My appointment expires:  1/8/99
                                                             ------

                             TENANT ACKNOWLEDGMENT


STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )

     THIS IS TO CERTIFY that on this 1st day of October, 1997, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared A.R. Bjorklund, to me known to be the Director, ISDS Facilities of THE BOEING COMPANY, the Delaware corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that (s)he was authorized to execute said instrument, and that the seal affixed, if any, is the corporate seal of said corporation.

     WITNESS my hand and official seal the day and year in this certificate first above written.

                                    Signature:  /s/ Craig W. Brandt
                                                -------------------
                                    Name (Print): Craig W. Brandt
                                                  ---------------
SEAL APPEARS HERE
                                    NOTARY PUBLIC in and for the State of
                                    Washington, residing at Issaquah
                                    My appointment expires: 8/15/99
                                                            -------

                                   EXHIBIT A

                          [FLOOR 2 PLAN APPEARS HERE]

                          [FLOOR 3 PLAN APPEARS HERE]

                          [FLOOR 4 PLAN APPEARS HERE]

                                   EXHIBIT B
                                      TO
                          SUNSET CORPORATE CAMPUS II
                            OFFICE LEASE AGREEMENT

                              TENANT IMPROVEMENTS

1.   IMPROVEMENTS PROVIDED BY LANDLORD

     The Building shall be the same construction type, with the same safety ratings and the same general exterior appearance, as the Sunset Corporate Campus I building, including similar lobby finishes and a single bank of three elevators. More specifically, the Building will be constructed in accordance with the plans and specifications (ZGF Job No. 20169-32) prepared by Zimmer Gunsul Frasca Partnership, as Landlord's architect.

     Landlord agrees to provide the following improvements in the Premises:

     1.1 Completed Public and/or Core Areas as outlined in EXHIBIT A, finished in accordance with all applicable codes, including the Americans with Disabilities Act, and the plans and specifications for the Building.

          1.1.1 Plumbing: Men's restrooms, women's restrooms, and drinking fountains installed in accordance with the plans and specifications for the Building.

          1.1.2 Electrical: Total electrical service for each floor shall include two electrical closets, each with 38, 20-ampere, single-pole, 120-volt circuits.

          1.1.3 Transformers: If Tenant requests that they be included with the improvements made pursuant to this Section, and in order to provide to the Premises in Building II capacity for eight (8) watts per square foot of power at the convenience outlets (i.e., the 120/208 volt circuits), Landlord shall install a second transformer (the "UPGRADE TRANSFORMERS") on each of floors two, three and four of Building II. The Upgrade Transformers shall be provided and connected to the power buss at Landlord's expense. The first transformers on floors two, three and four of Building II shall be provided to and including the panel pursuant to the shell and core drawings. All work on the load side of the Upgrade Transformers will be Tenant's responsibility.

          1.1.4 Security System: A card key access system with control points at the garage parking entrance, the Building's front entry and in the three elevator cabs, with an ability for Tenant to monitor after-hours use and which is expandable to include monitoring of Tenant's entry and interior doors.

     1.2 Tenant's Unimproved Area as outlined in EXHIBIT A to be completed as outlined in items 1.2.1 through 1.2.9 below:

          1.2.1 Walls: Core walls pre-taped to be finished under tenant improvements. Columns and perimeter walls covered with gypsum wallboard ready for tape and paint.

          1.2.2     Floor: Prepared to receive carpet. Floor loading capacities:
80 pounds per square foot miscellaneous live load; 20 pounds per square foot movable partition load, for a total of 100 pounds per square foot live load.

          1.2.3 Mechanical - Primary System: Includes cooling duct distribution loop installed through terminal VAV boxes and thermostats in ceiling plenum for building standard layout and quantities (15 per floor). The building standard mechanical system is designed to accommodate heating loads generated by lights (1.2 watts per square foot) and electrical equipment (4.9 watts per square foot) up to 6.1 watts per square foot. If Tenant's design or use of the Premises results in concentrated electrical loads in excess of 6.1 watts per square foot (e.g., data processing areas, conference rooms and machine rooms) and/or Tenant's design or use of the Premises extends beyond Normal Business Hours, then the cost of any additional engineering design and installation of mechanical equipment and/or controls required to handle such excess shall be part of the cost borne by Tenant pursuant to SECTION 2 of this EXHIBIT B.

          1.2.4 Mechanical - Secondary System: Supplemental cooling capacity is available in the main VAV units and can be accessed by Tenant for a fee. The system is sized at 20 tons per floor.

          1.2.5 Plumbing: Three waste and vent risers to accommodate waste from sinks and dishwashers.

          1.2.6 Fire Sprinklers: Primary distribution loop with turned-down finished heads per code, minimum number required to get shell and core sign-off.

          1.2.7 Electrical: Electrical conduit and junction boxes distributed throughout using building standard layout and quantities.

          1.2.8 Ceiling: Building standard suspended ceiling grid system installed in a 4' x 4' pattern.

          1.2.9 Window Coverings: Levelor blinds installed at all exterior windows. The items to be completed in Tenant's Unimproved Area do not include light fixtures.

2.   TENANT IMPROVEMENTS AND LANDLORD'S ALLOWANCE

     2.1 Design and construction of all improvements in the Premises beyond those listed in SECTION 1 of this EXHIBIT B shall be provided at Tenant's cost and shall include, but not be limited to: to the extent not included in Section 1 of this Exhibit B, any modifications and/or additions to the tenant improvements itemized in SECTION 1.2 above, all space planning, mechanical drawings, a general contractor's fee (not to exceed 5% of the total price of all tenant improvements), architectural, engineering and construction design and drawings, partitions (including one-half (1/2) the cost of any public corridor or demising partition on a multi-tenant floor enclosing the Tenant's Unimproved Area), doors, door frames, hardware, paint, wall coverings, base, ceilings, lights, mechanical distribution, diffusers, thermostats, sprinkler distribution, sprinkler heads, emergency speakers, fire extinguishers and cabinets, telephone and electrical outlets, light switches, window coverings, floor coverings, all applicable permit fees and sales tax. Landlord shall submit to Tenant all prices deemed acceptable to Landlord for the principal components of Tenant's improvements and a brief description of how those prices were obtained. Except for Landlord's general contractor and architect, Tenant shall have the right, within five (5) business days after such prices are so disclosed, to require that the components identified by Tenant shall be competitively bid by Landlord among not less than three (3) contractors or suppliers which are in the business of providing similar labor or materials in the Bellevue, Washington office market. Landlord shall select the lowest of such bids unless otherwise agreed to by Tenant, which agreement shall not be unreasonably withheld or delayed. If Tenant fails to request such bidding process within the aforementioned five (5) business day period, Landlord shall procure the items at the prices it identified to Tenant.

     2.2 In addition to the cost for improvements constructed during shell and core as specified in SECTION 1.2 above, Landlord shall provide Tenant a tenant improvement allowance of $25.00 per square foot of the Rentable Area of the Premises to be credited against the cost of the permitting, drawings, design, services, materials and labor, and all sales taxes thereon, for the improvements provided pursuant to SECTION 2.1 of this EXHIBIT B and Tenant's signage (the "IMPROVEMENT ALLOWANCE"). Tenant agrees that a minimum of $22.00 per square foot of Rentable Area of the Premises shall be spent on its tenant improvements within the Premises. Landlord agrees that any portion of the Improvement Allowance, up to a maximum of $3.00 per square foot of Rentable Area of the Premises, which is not expended shall be credited to Tenant against sums due under this Lease.

Landlord agrees to provide Tenant an additional improvement allowance (the "ADDITIONAL ALLOWANCE") of up to $5.00 per square foot of Usable Area of the Premises. Any amounts provided to Tenant as an Additional Allowance shall be repaid to Landlord by Tenant as Additional Rent in accordance with SECTION 48 of EXHIBIT C to the Lease.

Neither the Improvement Allowance nor the Additional Allowance will be applied to the common area rest rooms, janitorial closets, electrical rooms or telephone closets, which shall all be finished at Landlord's expense under SECTION 1.1 of this EXHIBIT B.

3.   DESIGN OF TENANT IMPROVEMENTS

Tenant shall prepare with Tenant's staff, or Tenant shall retain the services of a qualified office planner approved by Landlord to prepare, the necessary drawings for Basic Plans and supply the information necessary to complete the Working Drawings and Engineering Drawings referred to in SECTION 3.2 of this EXHIBIT B for construction of the tenant improvements in Tenant's Unimproved Area. All Tenant's plans shall be subject to approval of Landlord in accordance with SECTION 3.3 of this EXHIBIT B.

Tenant's office planner shall ensure that the work shown on Tenant's plans is compatible with the basic Building plans and that necessary basic Building modifications are included in Tenant's plans. Such modifications shall be subject to the Landlord's approval.

On or before the indicated dates, Tenant shall supply Landlord with one (1) reproducible copy and five (5) black line prints of the following Tenant Plans:

     3.1  BASIC PLANS DELIVERY DATE:  October 14, 1997.

The Basic Plans due on this date shall be signed by Tenant and include:

Architectural Floor Plans: These shall be fully dimensioned floor plans showing partition layout. The Basic Plans must state if there will be any equipment that will require special plumbing, electrical or other special mechanical systems, area(s) subject to above-normal floor loads, special openings in the floor, or other major or special features.

     3.2  WORKING DRAWINGS DELIVERY DATE:  November 28, 1997.

On this date, Tenant's office planner shall produce four (4) sets of Full Working Drawings for construction from the Basic Plans using a computing system compatible with AUTOCAD, which system shall be approved by Landlord for compatibility with the other Building drawings. The four (4) sets of Working Drawings due on this date shall be signed by the Tenant and include all items in the Basic Plans referenced in SECTION 3.1 above plus the following additional information:

          3.2.1 Electrical and Telephone Outlets: Locate all power and telephone requirements: Dimension the position from a corner and give height above concrete slab for all critically located outlets. Identify all dedicated circuits and identify all power outlets greater than 120 volts.

          3.2.2 Reflected Ceiling Plan: Lighting layout showing location and type of all Building Standard and special lighting fixtures.

          3.2.3 Furniture Layout: Layout showing furniture location so that Landlord's engineer can review the location of all light fixtures.

          3.2.4 Room Layout: Layout identifying each room with a number and each door with a number.

          3.2.5 Special Equipment: Location and specification of the equipment identified in Section 3.1 above.

Landlord's engineers shall prepare plumbing, electrical, heating, air conditioning and structural plans ("ENGINEERING DRAWINGS") for Tenant's improvements based on the signed Working Drawings.

     3.3  FINAL PLANS REVIEW DATE:  December 31, 1997

On this date, Tenant's office planner shall deliver to Landlord and Tenant for review and approval four (4) complete sets of Final Plans which will incorporate the Working Drawings referenced in SECTION 3.2 above, plus the following additional information:

          3.3.1 Millwork Details: These drawings shall be in final form with Tenant's office planner's title block in the lower right hand corner of the drawing, and shall include construction details of all cabinets, paneling, trim, bookcases, and door and jamb details for non-Building Standard doors and jambs.

          3.3.2 Electric and Telephone Suppliers: For the equipment used in the power and telephone outlets which require dedicated circuits and/or which require greater than 120 volts, identify the type of equipment, the manufacturer's name and the manufacturer's model number, and submit a brochure for each piece of equipment. Also identify the manufacturer's name of the telephone system to be used and the power requirements, size, and location of its processing equipment.

          3.3.3 Keying Schedules and Hardware Information: This information shall be in final form and include a Keying Schedule indicating which doors are locked and which key(s) open each lock, plus an "X" on the side of the door where the key will be inserted if a keyed door. Complete specifications for all non-Building Standard hardware will also be provided.

          3.3.4 Room Finish and Color Schedule: This information shall be in final form and include locations and specifications for all wall finishes, floor covering and base for each room.

          3.3.5 Construction Notes and Specifications: Complete specifications for every item included except those specified by the Landlord.

     3.4  FINAL PLANS DELIVERY DATE:  January 16, 1998.

The four (4) sets of Final Plans approved by Landlord and Tenant and due on this date shall include all the Final Plans referenced in Section 3.3 above. Final Plans are to be signed by Tenant and delivered to Landlord by the Final Plans Delivery Date. Landlord shall return one (1) signed set to Tenant for Tenant's records. Landlord will incorporate Engineering Drawings with Tenant's Final Plans for transmittal to the Landlord's Contractor.

Tenant shall be responsible for delays and additional costs in completion of Tenant's work caused by changes made to any of Tenant's Plans after the specified Plan Delivery Date or by delays in delivery of special materials requiring long lead times. Tenant shall further be responsible for such delays as provided in SECTION 3.2 of the Lease.

4.   CONSTRUCTION OF TENANT IMPROVEMENTS

     4.1 AUTHORIZATION TO PROCEED: Upon completion of the Final Plans and at the request of Tenant, Landlord shall provide to Tenant written notice of the price for improvements beyond those listed in SECTION 1 of this EXHIBIT B and a copy of all bids received by all subcontractors and Landlord shall disclose to Tenant the full schedule of values upon the commencement of Tenant's improvements. Within five (5) business days of receipt of such notice, Tenant shall give Landlord written authorization to complete the Premises in accordance with such Final Plans. Tenant may in such authorization delete any or all items of extra cost; however, if Landlord deems these changes to be extensive, at its option, Landlord may refuse to accept the authorization to proceed until all changes have been incorporated in the Final Plans signed by Tenant and written acceptance of the revised price has been received by Landlord from Tenant. In the absence of such written authorization to proceed, Landlord shall not be obligated to commence work on the Premises and Tenant shall be responsible for any increase in the costs of the Tenant's improvements due to any resulting delay in completion of the Premises and as provided in SECTION 3.2 of the Lease.

     4.2 PAYMENTS: Landlord's contractor shall complete Tenant's improvements in accordance with Tenant's approved Final Plans. Landlord shall prepare a construction budget for Tenant's improvements containing line items for each major component of subconstruction as is customary in the industry. Landlord shall monitor the actual costs of each of such components and all change orders thereto and require its contractor to retain copies of all invoices. Until substantial completion of Tenant's improvements, Tenant shall have continuous reasonable access to Landlord's and its general contractor's books and records relating to the actual costs of constructing Tenant's improvements and may cause the same to be audited at Tenant's expense. Landlord's contractor shall meet with Tenant monthly upon Tenant's request to review the costs paid to date and to compare the same with Landlord's budget. Landlord shall pay the bills for the design, permits, services, labor and materials therefor and all sales taxes thereon up to the amount of the Improvement Allowance, Additional Allowance and any sums which are in addition to the same directly to the parties entitled thereto when due. Final billing for all such payments shall be rendered and payable by Tenant within thirty (30) days after acceptance of the Premises by Tenant in accordance with the terms of the Lease.

     4.3 FINAL PLANS AND MODIFICATIONS: If Tenant shall request any change, Tenant shall request such change in writing to Landlord and such request shall be accompanied by all plans and specifications necessary to show and explain changes from the approved Final Plans. After receiving this information, Landlord shall give Tenant a written price for the cost of engineering and design services to incorporate the change in Tenant's Final Plans. If Tenant approves such price in writing, Landlord shall have such Final Plans changes made and Tenant shall pay Landlord for this cost as part of the billing referred to in SECTION 4.2 of this Exhibit. Promptly upon completion of such changes in the Final Plans, Landlord shall notify Tenant in writing of the costs, if any, which shall be chargeable or credited to Tenant for such change, addition or deletion. The cost for such changes, including additions or deletions, whether chargeable or credited to Tenant, shall include a Landlord coordination fee equal to ten percent (10%) of up to Twenty-five Thousand Dollars ($25,000) of the cost of such change and five percent (5%) of the cost of such change above Twenty-five Thousand Dollars ($25,000). In the absence of such notice, Landlord shall proceed in accordance with the previously approved Final Plans before such change, addition or deletion was requested. In accordance with SECTION 3.2 of the Lease, Tenant shall be responsible for any resulting delay in completion of the Premises due to modification of Final Plans. Tenant shall also be responsible for any demolition work required as a result of the change.

     4.4 IMPROVEMENTS CONSTRUCTED BY TENANT: If Landlord permits any work to be performed in connection with Tenant improvements on the Premises by Tenant or Tenant's contractor:

          4.4.1     Such work shall proceed upon Landlord's written approval of
(i) Tenant's contractor, (ii) public liability and property damage insurance carried by Tenant's contractor (such insurance shall be in combined single limits not less that Five Hundred Thousand Dollars ($500,000) per occurrence and shall name Landlord and Landlord's property manager as additional insureds),
(iii) detailed plans and specifications for such work, and (iv) the amount to be paid by Tenant to Landlord for the services still provided by Landlord's contractor.

          4.4.2 All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable governmental regulations. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to meet all applicable regulations.

          4.4.3 For all work by Tenant or Tenant's contractor that has an aggregate cost in excess of One Hundred Thousand Dollars ($100,000), Tenant shall use its best efforts to ensure that at least one union general contractor is given a reasonable opportunity to act in that capacity, or if Tenant or a non-union general contractor acts in that capacity, Tenant shall use its best efforts to ensure that at least one union subcontractor is given a reasonable opportunity to provide the labor and materials for each principal trade group. Said cost condition shall be calculated by reference to the aggregate costs of any particular alteration or remodeling project. The foregoing requirements shall not apply to Tenant's periodic painting or recarpeting or installation of movable work stations, network cabling and telephone systems, or to any other similar items after receiving Landlord's written consent.

          4.4.4 All work by Tenant or Tenant's contractor shall be scheduled through Landlord, and Landlord shall make commercially reasonable efforts to allow Tenant's entry upon the Premises for the purposes of coordinating and constructing its improvements.

          4.4.5 Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Landlord's contractor Landlord shall cause its contractor to be reasonably available to Tenant for such purposes. This will be included in the general conditions of SUBSECTION 4.4.1 above.

          4.4.6 Tenant shall promptly reimburse Landlord for costs incurred by Landlord due to faulty work done by Tenant or its contractors, or by reason of any delays caused by such work, or by reason of inadequate clean-up.

          4.4.7 Prior to commencement of any work on the Premises by Tenant or Tenant's contractor, Tenant or Tenant's contractor shall enter into an indemnity agreement and a lien priority agreement satisfactory to Landlord indemnifying and holding harmless Landlord and Landlord's contractors for any liability, losses or damages directly or indirectly from lien claims affecting the land, the Building or the Premises arising out of Tenant's or Tenant's contractor's work or that of subcontractors or suppliers, and subordinating any such liens to the liens of construction and permanent financing for the Building.

          4.4.8 Landlord shall have the right to post a notice or notices in conspicuous places in or about the Premises announcing its non-responsibility for the work being performed therein.

     4.5 TENANT'S ENTRY TO PREMISES: Tenant's entry to the Premises for any purpose, including without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the Commencement Date as specified in
SECTION 3.1 of the Lease shall be scheduled in advance with Landlord and shall be subject to all the terms and conditions of the Lease, except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, office planner, licensees, agents, servants, employees, guests, invitees, or visitors.

     4.6 TENANT'S TELEPHONE: Tenant is responsible for Tenant's telephone service. Tenant shall select Tenant's telephone system and shall coordinate its installation with Landlord.

     4.7 PARTIES' COOPERATION: Landlord and Tenant agree to cooperate with each other and their respective contractors and suppliers prior to and during the course of the construction of the Building and the Premises. Landlord shall provide Tenant with a brief summary of the status of construction of the Building and Premises upon request, which request may be made monthly or at such other times as is reasonably warranted by a change in the construction schedule. Each party shall promptly notify the other in writing of any anticipated delays in construction, change order requests, or a change in any principal contractors or suppliers. Subject to compliance with reasonable safety precautions and the avoidance of interference with construction, Tenant shall have access to the Building site at all reasonable times to monitor the progress of construction and Landlord shall respond promptly to Tenant's inquiries about the status of construction or any perceived failure of the Tenant's improvements to adhere to the construction schedule or to conform to the approved plans or specifications or the requirements of this Lease. Tenant shall assume all risk of property damage and personal injury (including death) resulting from its and its agents' entries onto the Building site and shall defend, indemnify, reimburse and hold Landlord harmless from and against all claims, losses, expenses, damages and liabilities, including attorneys' fees, related thereto.

                                   EXHIBIT C
                                      TO
                          SUNSET CORPORATE CAMPUS II
                            OFFICE LEASE AGREEMENT

                               ADDENDUM TO LEASE

The following terms and conditions are part of that certain Office Lease Agreement dated September 30, 1997, between OBAYASHI CORPORATION, a Japan corporation ("LANDLORD"), and THE BOEING COMPANY, a Delaware corporation acting through its Information, Space and Defense System Group ("TENANT") and are incorporated into such Lease as if fully set forth in the body thereof:

39. PRECONSTRUCTION EXPANSION OPTIONS: On or before the ninetieth (90th) day after the full execution of this Lease, Landlord shall give Tenant the option to lease additional space in either Building I or the Building in accordance with either SECTION 39.1 or 39.2.

     39.1 BUILDING I EXPANSION SPACE. If, within ninety (90) days following execution of the Lease, Silicon Graphics, the existing tenant of 10,656 rentable square feet on the third floor of Building I, notifies Landlord that it will vacate that space upon the completion of and its relocation to Building II, then Tenant may lease that space under a separate lease on substantially the same terms and conditions contained in this Lease, with the exception that the tenant improvement allowance will be $8 per rentable square foot, and the parking shall be that available in or near Building I. Landlord shall give Tenant notice of the availability of the space promptly upon receiving notice of the existing tenant's decision to remain in or vacate the space. Tenant must notify Landlord of its election to exercise this option within ten (10) business days after Landlord notifies Tenant that the space is available. Failure to give such notice to Landlord within the time allowed shall constitute a rejection of the space and extinguish the options contained in this Section. The parties agree to promptly sign a lease for such space within twenty (20) business days following Tenant's notice to Landlord exercising this option.

     39.2 BUILDING II EXPANSION SPACE. If within ninety (90) days following full execution of this Lease, Landlord gives the Tenant notice that the expansion space in Building I referred to in Section 39.1 will not be available, then Tenant may lease approximately 11,000 square feet of Usable Area on the first floor of the Building, which additional space shall be added to and become part of the Premises under this Lease. Tenant must notify Landlord of its election to exercise this option within ten (10) business days after Landlord notifies Tenant that the space is available. Failure to give such notice to Landlord within the time allowed shall constitute a rejection of the space and extinguish the options contained in this Section. The parties agree to so amend this Lease within twenty (20) business days following Tenant's notice to Landlord exercising this option. All of the terms and conditions of the Lease shall apply to such additional space and Landlord shall make available to Tenant a tenant improvement allowance equal to Twenty-five Dollars ($25.00) per square foot of Rentable Area in such expansion space.

40. OPTION TO LEASE ADDITIONAL SPACE IN BUILDING I: Subject to the rights of other tenants existing prior to the date of this Lease, Tenant shall have a one time right to lease the entire fourth floor of Building I, which is comprised of approximately 29,000 square feet of Usable Area if it becomes available at the end of the existing lease of that space. This space is currently leased to Starwave Corporation. The lease to Starwave Corporation expires on May 31, 2000. Such expansion option shall be triggered by notice from Landlord of the terms and conditions on which the subject space is to be leased, as determined solely by Landlord. Tenant shall have until ten (10) business days after Landlord notifies Tenant in which to exercise the right to lease such space by accepting the terms and conditions in Landlord's notice. If Tenant rejects or does not respond to Landlord that it will take the new space on the terms offered, then Landlord may enter a lease for such space on such terms as Landlord determines, except Landlord shall reoffer such space to Tenant and Tenant shall accept or reject such offer by the means above described if the base rent of the new lease is less than ninety percent (90%) of the base rent offered to Tenant for such space. Tenant's rights under this Section shall apply only to a term commencing on or about June 1, 2000.

41. EARLY TERMINATION RIGHT: Provided that Tenant is not in default under the terms of this Lease, and upon prior written notice to Landlord at least twelve
(12) months before the end of the first sixty (60) full calendar months of the Lease Term, Tenant shall have a one-time right to terminate the Lease effective upon the last day of said sixtieth (60th) month. Upon termination of the Lease pursuant to this termination right, Tenant shall pay to Landlord an amount equal to six (6) months' Rent and Additional Rent (fully serviced) as calculated by reference to the rental rate applicable to Tenant on the date the Lease terminates.

42. OPTION TO RENEW: So long as Tenant is not then in default under the Lease (and Tenant shall not be deemed to be in default unless Landlord has declared to Tenant in writing that Tenant is in default under the Lease) and has not received any notice of default from Landlord acting pursuant to the Lease during the immediately preceding six (6) months, Tenant shall have a single right to extend the term of the Lease for an additional, consecutive five (5) year period (the "ADDITIONAL TERM"), on the terms and conditions stated in this Section.

     42.1 TERMS AND CONDITIONS. If Tenant exercises its right under this Section, then the Additional Term shall commence on the first day following the initial seven (7) year (and initial partial month, if any) term and shall terminate five (5) years thereafter. To exercise its right to extend the Lease for the Additional Term, Tenant must deliver to Landlord a written notice exercising its rights under this Section, at least twelve (12) months prior to the date the initial Lease Term will expire. All of the terms and conditions of the Lease shall apply during the Additional Term, except (a) the Base Rent shall be an amount mutually agreed to by Landlord and Tenant or determined as set forth below; (b) after the exercise of the extension option, there shall be no further extension options; and (c) Landlord shall have no tenant improvement obligations with respect to the Premises except to provide Tenant with a "REDECORATING ALLOWANCE" as provided in SECTION 47 below. When the rental rate for the Additional Term is determined (either by agreement of the parties or pursuant to arbitration as provided below), Landlord and Tenant shall enter into a lease extension agreement setting forth the new Base Rent for the Premises and such other terms as may be applicable. If at the time Tenant delivers to Landlord its written notice electing to extend the term of the Lease, or at any time between such date and the commencement date of the Additional Term, Tenant defaults under the Lease and fails to cure the default within the applicable cure period, if any, Landlord shall have the option to declare Tenant's notice of exercise null and void by written notice to Tenant, in which case the term of the Lease shall expire on the expiration of the then current Lease term.

     42.2 DETERMINATION OF RENT. If Tenant exercises an extension right under this Section, then the monthly Base Rent for the Additional Term shall be ninety-five percent (95%) of the monthly Fair Market Rent (defined below) for comparable space in the Building or comparable Class A office buildings located in the Interstate 90 corridor in the City of Bellevue, Washington, as of the first day of the Additional Term; provided, however, in no event shall the sum of the Base Rent and the Additional Rent for the Additional Term be less than the sum of the Base Rent and the Additional Rent for the last month of the initial Lease Term. For purposes of the Lease and this Addendum, the term "FAIR MARKET RENT" shall mean the annual "fully serviced" rate per rentable square foot that willing, non-equity, non-renewal tenants are then paying for comparable space in the Building or comparable Class A office buildings located in the Interstate 90 corridor in the City of Bellevue, Washington, in leases having a five (5) year term. Landlord shall advise Tenant in writing of Landlord's determination of Fair Market Rent not later than thirty (30) days after Tenant exercises its extension right. Within thirty (30) days after receiving Landlord's determination of Fair Market Rent, Tenant shall notify Landlord in writing whether or not Tenant accepts Landlord's determination of the Fair Market Rent. If Tenant disagrees with Landlord's determination of Fair Market Rent and yet Tenant desires to preserve its extension option, then Tenant shall advise Landlord of Tenant's determination of Fair Market Rent in the notice required pursuant to the preceding sentence. If Tenant fails to so notify Landlord prior to the expiration of its thirty (30) day period to respond to Landlord's notice, then Tenant's notice exercising its extension rights under this Section shall be deemed null and void unless otherwise agreed by Landlord in writing. If Tenant does not accept Landlord's determination of Fair Market Rent, and Tenant has given Landlord the notice required above of Tenant's determination of Fair Market Rent, then the parties shall promptly meet and attempt to resolve their differences. If the parties have not agreed on the Fair Market Rent within ninety (90) days after Tenant has exercised its extension right (the "ARBITRATION COMMENCEMENT DATE"), and Tenant's extension option is still in effect in accordance with this Section, then unless otherwise agreed by the parties, the parties shall submit the matter to binding arbitration in accordance with the terms of this Section.

     42.3 PROCEDURE FOR RENT ARBITRATION. The arbitration will be conducted by three real estate appraisers who are members of M.A.I. or a similar nationally recognized appraisal organization, and have been active over the five (5) year period ending on the Arbitration Commencement Date in the appraisal of downtown office properties in Bellevue,

Washington. One appraiser will be selected by Tenant, one appraiser will be selected by Landlord, and the third appraiser will be selected by the two appraisers so chosen, If the two appraisers chosen by the parties cannot agree on the third appraiser within fifteen (15) days after the date the second appraiser has been appointed, the third appraiser will be selected by application of either party to the then Seattle Regional Director of the American Arbitration Association and neither party shall raise any question as to such appointment. In such event, the parties shall indemnify and hold the presiding judge fully and completely harmless from and against all claims arising out of the presiding judge's appointment of the third appraiser. Each party shall select its appraiser within fifteen (15) days after the Arbitration Commencement Date. If either party fails to select its appraiser within such fifteen (15) day period, then the appraiser selected by the other party shall be the sole arbitrator for determining Fair Market Rent. Within thirty (30) days after the selection of the third appraiser (or if only one appraiser is to render the decision, within thirty (30) days after the last day of the above-referenced fifteen (15) day period), the appraiser(s) shall determine the Fair Market Rent. The decision of a majority of the appraisers shall control. If a majority of the appraisers do not agree within the stipulated time period, then each appraiser shall in a written reasoned report render his or her separate determination as to the Fair Market Rent within five (5) days after the expiration of the thirty (30) day period. In such case, the three determinations shall be averaged to determine the Fair Market Rent; however, if the lowest Fair Market Rent or the highest Fair Market Rent is ten percent (10%) lower or higher, as applicable, than the middle Fair Market Rent, then such low Fair Market Rent and/or the high Fair Market Rent, as applicable, shall be disregarded and the remaining Fair Market Rent(s) will be averaged in order to establish the Fair Market Rent. For example, if one of the determinations of Fair Market Rent is more than ten percent (10%) lower or higher than the middle determination of Fair Market Rent, the remaining two determinations of Fair Market Rent will be averaged. By way of further example, if the lowest determination of Fair Market Rent and the highest determination of Fair Market Rent are both more than ten percent (10%) lower and higher, respectively, than the middle determination of Fair Market Rent, both such determinations will be disregarded, and the middle Fair Market Rent shall control. Both parties may submit any information to the arbitrators for their consideration, with copies to the other party. The arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to the determination of Fair Market Rent. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of the Lease. The determination of the arbitrators will be final and binding upon Landlord and Tenant. The cost of the arbitration will be paid by Landlord if the Fair Market Rent is ninety percent (90%) or less than the Fair Market Rent specified in the notice given by Landlord to Tenant; by Tenant if the Fair Market Rent is one hundred ten percent (110%) or more than the Fair Market Rent specified in the notice given Tenant to Landlord; and otherwise shall be shared equally by Landlord and Tenant.

43. RIGHT OF FIRST OFFER IN THE BUILDING: Subject to the rights of other tenants existing prior to the date of this Lease, Tenant shall have a right of first offer to lease additional space on the first (1st) and fifth (5th) floors of the Building. Such right of first offer shall be triggered by notice from Landlord of the terms and conditions on which the subject space is to be leased. Tenant shall have ten (10) business after Landlord's notice is given in which to exercise the right to make the first offer on such space by accepting the terms and conditions in Landlord's notice. If Tenant rejects or does not respond to Landlord that it will take the new space on the terms offered within the 10-day period, then Landlord may enter a lease for such space on such terms as Landlord determines, except Landlord shall reoffer such space to Tenant and Tenant shall accept or reject such offer by the means above described if the base rent is less than ninety percent (90%) of the base rent offered to Tenant in the notice from Landlord pursuant to this Section.

44. NO RELOCATION: Tenant is not subject to relocation by Landlord in the Building.

45. RIGHT TO REDUCE AREA OF PREMISES: Tenant shall have a one-time right to reduce the area of the Premises by vacating one half (1/2) of the lowest or highest floor of the Building then subject to this Lease effective upon the last day of the sixtieth (60th) full calendar month of the initial Lease Term. Tenant's right to reduce the area of the Premises is conditioned on (a) Tenant's prior written notice to Landlord at least twelve (12) months before such reduction is to be effective, (b) Landlord's approval of the resulting floor plans in writing, (c) Tenant's failure to exercise its right to terminate the Lease under SECTION 41 above, (d) Tenant not being in default under the terms of the Lease, and (e) payment by Tenant to Landlord of an amount equal to the unamortized leasing commissions and tenant improvements allocable to the space Tenant chooses to vacate, as calculated on a straight line basis over the initial seven (7) year Lease Term (with any initial partial month disregarded). Landlord shall provide to Tenant a detailed statement of such costs and an amortization schedule for Tenant's review and approval no later than thirty (30) days after such reduction in area becomes effective. Tenant shall approve such costs and schedule or notify Landlord of its obligations thereto in writing within fifteen (15) days after Tenant's receipt thereof. In the absence of providing such response within that period Tenant shall be deemed to have given its approval.

46. TENANT'S RIGHT TO EARLY ENTRY: Tenant shall have the right to enter the Premises at no Rent for a period of eight (8) weeks prior to the projected Commencement Date for the limited purposes of installing furniture, fixtures, cabling, wiring and equipment and preparing the Premises for occupancy, provided Tenant's exercise of this right does not (a) delay the Commencement Date, (b) result in any additional cost to Landlord, or (c) create any conditions dangerous to the health or safety of Landlord, Tenant, or their respective employees, contractors, consultants or other agents. Tenant's ability to install the items listed above during the eight (8) weeks before the Commencement Date must be coordinated with and will be subject to the construction schedule for the Building and the tenant improvements therein.

47. REDECORATING ALLOWANCE: Provided that Tenant does not terminate this Lease as provided in SECTION 41, Landlord shall provide Tenant with a redecorating allowance of $3.00 per square foot of Tenant's Rentable Area following the fifth anniversary of the Commencement Date. In the event that Tenant exercises its right to renew as provided in SECTION 42, Landlord shall provide Tenant with an additional redecorating allowance of $3.00 per square foot of Tenant's Rentable Area following the seventh anniversary of the Commencement Date.

48. ADDITIONAL BUILDOUT ALLOWANCE: Landlord agrees to provided Tenant with an additional allowance of up to $5.00 per square foot of Rentable Area of the Premises to be used for payment of tenant improvements to the Premises over an above the allowance provided in SECTION 2.2 of EXHIBIT B. Tenant shall repay this additional allowance as Additional Rent in equal monthly payments sufficient to completely amortized the principal with interest at the rate of 9.5% per annum over the first five (5) years of the Lease Term.

49. TENANT'S ANTENNAE AND SATELLITE DISHES: Subject to Landlord's prior written approval, Tenant shall have the non-exclusive right to install up to two satellite dishes and up to two whip antennae on the roof of the Building at Tenant's sole cost and expense. Tenant shall pay to Landlord, without notice, rent in the amount of One Hundred Dollars ($100) per diameter foot per month for each satellite dish and One Hundred Dollars ($100) per month for each antenna Tenant installs. Tenant shall reimburse Landlord for all charges for electricity or other utilities used in connection with Tenants operation of such satellite dish or antenna. Tenant shall be liable for the installation, engineering and maintenance of any antenna or satellite dish, and agrees to indemnify and hold Landlord harmless from any and all loss, costs (including attorneys' fees), damages, expenses and liabilities arising in connection with claims or damages relating to the injury or death of any person or to property damage due to any acts or omissions of Tenant, Tenant's agents, employees, customers, invitees, contractors or subcontractors in connection with Tenant's antenna or satellite dish. Landlord retains the right to allow others to install antennae or satellite dishes on the roof of the Building. Upon reasonable prior notice to Landlord; Tenant and/or its contractors, agents and subcontractors shall have the right of access to the antenna or satellite dish at all reasonable times, provided that Tenant shall afford Landlord the opportunity to have Landlord's representatives accompany Tenant while exercising such access rights. Tenant agrees to comply with any and all security regulations of the Building and any and all codes, regulations or laws applicable to the installation, operation or maintenance of any satellite dish or antenna. Upon termination or expiration of the Lease, Tenant agrees to remove any antenna or satellite dish and all equipment related thereto, and to repair any damage to the Building caused by such removal.

                                   EXHIBIT D
                                      TO
                          SUNSET CORPORATE CAMPUS II
                            OFFICE LEASE AGREEMENT

                       CERTIFICATE OF LEASE INFORMATION

     Landlord and Tenant acknowledge and certify to one another the following as of the Commencement Date of the Lease between them dated September __, 1997 for Premises located at Sunset Corporate Campus Building II, with an address of 13920 Southeast Eastgate Way, Bellevue, Washington 98005:

Commencement Date:                 ________________________

Termination Date:                  ________________________

Usable Area of the Premises:       ________________________

Rentable Area of the Premises:     ________________________

Rent per year for the Premises:
          Years 1 - 3:             ________________________
          Years 4 & 5:             ________________________
          Years 6 & 7:             ________________________

Tenant's pro rata share:           ________________________

[insert other variables that will be known at the Commencement Date]


The Premises are accepted by Tenant in their present condition.

     DATED:  _______________, 1998.

     LANDLORD:                OBAYASHI CORPORATION,
                              a Japan corporation


                              By:_________________________
                              Its:________________________



     TENANT:                  THE BOEING COMPANY,
                              a Delaware corporation



                              By:_________________________
                              Its:________________________

                                   EXHIBIT E
                           Addendum to Lease Between

                             OBAYASHI CORPORATION

                                      and

                           JANITORIAL SPECIFICATIONS

Services shall include, but not be limited to, the following:

I.   Office & Common Areas
     ---------------------

     A.   Nightly:

          1. Empty and clean (if necessary) all waste receptacles, and remove waste paper and rubbish from the Premises.

          2. Vacuum all traffic lanes, reception areas (include underneath reception desks), and common areas completely. Spot vacuum offices and work areas as needed.

          3. Dust and damp wipe all desks, credenzas, and work and reception counters (do not move papers).

          4.   Dust and damp wipe all sills and coffee and side tables.

          5. Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass, relites, partitions, pictures and wall decorations.

          6. Sweep all wood/tile floors employing dust control techniques and damp mop for any spillage.

          7.   Clean all lunchroom/eating areas:
               a.   Wash and wipe tables and counter tops.
               b.   Clean sinks.
               c.   Sweep and damp mop floors.

          8.   Spot/report carpet spots.

          9.   Spot clean relite glass.

          10.  Remove black heel/scuff marks from tile floors.

          11. Arrange chairs at desks and conference tables neatly, turn off lights, lock and deadbolt doors.

          12.  Police stairways for trash and cigarette butts.

          13.  Clean equipment and empty vacuum bags, noting any repairs needed.

          14. Clean slop sinks and maintain break room in a clean, neat and orderly condition.

          15.  Maintain neat and orderly janitor supply closet.

          16.  Leave notice advising property management of any irregularities.
                                                            ---

          17.  Restrooms - follow contractors restroom schedule.

     B.   Weekly:

          1.   Dust bookshelves (push books back).
          2.   Dust file cabinets - high and low.
          3.   Sweep/dust chair pads.
          4.   Dust partition tops
          5.   Dust elevator doors.
          6.   Dust mini-blinds.
          7. Vacuum complete - under desks, between desks and file cabinets, under chairs (do 1/5 of run each night).
          8.   Damp wipe all telephones.
          9.   Wash and polish all drinking fountains.
          10.  Dust picture frames.
          11.  Dust chair bases and arms.

     C.   Monthly:

          1.   Edge all carpeted areas.
          2.   Dust all baseboards.
          3.   Dust all wood panel surfaces.

     D.   Quarterly:

          1.   Dust all lights, diffusers and vents.
          2.   Vacuum/brush upholstered furniture.
          3.   Strip and reseal tile floors.
          4.   Wax and buff tile floors.

II.  Restrooms
     ---------

     A.   Nightly:

          1.   Clean all mirrors, bright work and enameled surfaces.
          2.   Clean all counter surfaces.
          3. Wash and disinfect all basins, urinals and bowls using nonabrasive cleaners to remove stains and clean undersides of rim on urinals and bowls .
          4.   Wash and disinfect toilet seats.
          5.   Scrub floor beneath urinals with hand brush
          6.   Wet mop and disinfect floor.
          7. Damp wipe all partitions and tile walls for smudges and outside surfaces of all dispensers and receptacles.
          8.   Empty and sanitize all trash receptacles and sanitary disposals.
          9. Fill toilet tissue, seat cover, soap, towel and sanitary napkin dispensers.
          10.  Clean flushometers, piping, toilet seat hinges and other metal.
          11. Report leaking fixtures, lights out, damage to partitions or fixtures, etc. to property management.

     B.   Weekly:

          1.   Dust mirror light.
          2.   Dust door, door frame and closure.
          3.   Dust partitions and ledges.
          4.   Spot wash partitions and wall tile.
          5.   Dust baseboards.

     C.   Monthly:

          1. Thoroughly wash all partitions, tile walls, dispensers and receptacles from trim to floor.
          2.   Vacuum all ventilating grills and dust light fixtures.
          3.   Wash trash liner.

     D.   Quarterly:

          1.   Machine scrub floors.

III. Main Lobby and Public Areas
     ---------------------------

     A.   Nightly:

          1.   Sweep and damp mop all floors.
          2.   Vacuum all carpeted areas.
          3.   Vacuum elevator carpets.
          4.   Edge all elevators.
          5.   Spot carpeted areas.
          6. Wipe elevator doors, horizontal surfaces, wood paneling, directories, and benches.
          7.   Spot clean entry door glass.
          8.   Clean and polish elevator call buttons.
          9.   Clean elevator door tracks.
          10.  Spot clean glass relites.
          11.  Empty and polish all trash receptacles and ash urns.
          12.  Spot mirrors.
          13.  Sweep or vacuum all stairways and landings.
          14.  Wash, disinfect & polish drinking fountains.
          15.  Report burned out lights.
          16.  Dust and polish bright work.

     B.   Weekly:

          1.   Damp clean paper boxes.
          2.   Clean all thresholds.
          3.   Vacuum revolving door mats.
          4.   Thoroughly wash transoms high and low.
          5.   Clean lobby runners & elevator carpets.
          6.   Thoroughly clean all wails, handrails, and doors.
          7.   Dust and vacuum all closet areas.
          8.   Machine scrub main lobby floor.
          9.   Thoroughly wash interior of trash receptacles.
          10.  Dust fire extinguishers and cabinets.

     C.   Quarterly:

          1. Damp dust all ceiling air conditioning diffusers, wall grills, registers and other ventilation louvers.

IV.  Other
     -----

     A.   Nightly:

          1.   Police and spot sweep garage for trash and cigarette butts.
          2.   Continuing survey of public areas to ensure security.

     B.   Weekly:

          1.   Pressure wash sidewalk areas (1/2 each week).
          2.   Gas vacuum garage (one level per week).
          3.   Wash and/or shampoo mats and/or blotters as necessary.

V.   Dayperson
     ---------

     Dayperson will report to the property's Chief Engineer, and will provide cleaning and miscellaneous services as directed by the property management office.

                                   EXHIBIT F

                            SUNSET CORPORATE CAMPUS
                   BUILDING-MOUNTED EXTERIOR SIGNAGE POLICY

General

The components of all signs including size, design, and color and materials shall be approved by Landlord and shall conform to the specific requirements identified below. Tenant shall submit to the Landlord a preliminary drawing showing the sign located on the building's entire elevation and a dimensioned drawing of the entire sign describing the size and character of the proposed letters together with samples of all colors and materials prior to entering into a final contract with a sign company. In no case shall a sign be fabricated or installed without Tenant receiving the Landlord's approval and obtaining Landlord's signature on a shop drawing(s) prior to fabrication.

Building Signage Criteria

1. Shop drawings shall be fully dimensioned and indicate location, type of lettering, illumination (if applicable), all colors and materials, and specifications for the entire assembly, including details describing how the sign will be mounted to the building.

2. The sign shall consist of the Tenant's trade name and/or logo, if logo is a part of Tenant's common trademark. The wording shall not include the product or service sold except as part of the trade name.

3.   The letter style and color may be proposed by the individual tenants.

4. Signs shall be internally illuminated and constructed of individual letters/numerals with a translucent face and opaque back.

5.   Maximum height shall be 24" for letters and logos.

6. Signage is limited to a maximum length of 16 lineal feet of signage, including letter characters and symbols.

7. All portions of any sign must be within the 2'0" x 16'0" area centered horizontally between specified columns. The lower edge of the letters shall all align 3" above the lower edge of the panel. See Schedule 1.

8.   No moving, flashing, or audible signs will be permitted.

9. The sign, including its raceway and letters, shall not project more than 13" from the face of the panel to which it is mounted (8" for the raceway and 5" for the letter).

10. There shall be no over hanging signs or signage perpendicular to the building.

11. No signs shall be attached to the building in other than the designated area.

12. There will be no exposed labels bearing the name of the sign contractor, fabricator, or underwriter's approval.

13. All costs associated with the design, fabrication, installation, and maintenance shall be paid by the Tenant.

14. Signs shall comply with all governing building and electrical codes and regulations and shall bear the UL label. Cost of obtaining all permits, approvals, etc. required for installation shall be the responsibility of the Tenant.

15. Electrical service to approved illuminated sign shall originate from the Tenant's electrical panel.

16.  Tenant shall pay the additional electrical cost.

17. Tenant's sign shall be subject to the prior selection of one of the locations shown on Schedule 1 by US West Dex, Inc.

                                  SCHEDULE 1

                                 EXTERIOR SIGN


                              [PLAN APPEARS HERE]

                                   EXHIBIT G

                              OPERATIONS POLICIES

1. Washington State Law now prohibits smoking in office buildings. Please refrain from smoking within the building and parking garage. Individuals who do smoke may do so in the designated area north of the east surface parking lot or at the loading dock. Please report violators to Labor and Industries, phone 206/281-5470.

2. Individuals other than Sunset Corporate Campus staff are not permitted to make adjustments to temperature control thermostats within the building. The Property Management Office is glad to assist should you find your offices require adjustment. Any damage occurring as a result of tampering will be repaired at the tenant's expense.

3. Do not obstruct sidewalks, doorways, corridors, elevators, lobbies or stairways with furniture, trash or deliveries of any type. These areas require a full, free traffic flow at all times.

4.   Corridor doors, when not in use, must be kept closed, per Bellevue Fire
     Code.

5. Nails, screws or other attachments to the doors must be installed by the Property Management staff.

6. All signs, advertisements, graphics or notices visible in or from public corridors, lobby areas or the building exterior are subject to prior written approval from the Property Management Office.

7. Please lock all doors leading to corridors and turn out all lights at the close of the work day.

8.   No pets or animals of any kind are permitted on or in the premises.

9. Improper or excessive noise which interferes with tenants or other persons conducting business within the building is not permitted.

10. Canvassing, peddling, soliciting and distribution of handbills of any kind in the building is not permitted.

11. Installation of food, soft drink or other vendor machines within a suite must be approved by and coordinated with the Property Management Office.

12. The Property Management Office reserves the right to prescribe the weight and position of safes and other heavy equipment. Damage occurring as a result of such items will be repaired at the tenant's expense.

13. Heavy machinery of any kind may not be operated within the building without prior written consent from the Property Management Office. Gasoline, kerosene and other flammable liquids are not permitted to be used or stored in the building. Noxious gas or other substances may not be used or kept on the premises.

14. All contractors and technicians rendering installation or service work of any kind must be referred to the Property Management Office prior to performing such services. We will review with them our building policies and standards for performing work at Sunset Corporate Campus and provide necessary access to service areas, telephone closets, etc. We require all service persons to check in and out with the Property Management Office any time they are performing work in the building.

15. Installation and/or placement of items or fixtures which affect the outside appearance of the building such as non-standard window signage, drapes or lighting is not permitted, except with written approval from Building Management.

16. Proposed plans for alterations affecting any physical portion of your suite require prior written consent from the Property Management Office. All such alterations must be coordinated through the Property Management Office. This includes all installations affecting floors, walls, woodwork, windows and ceiling.

17. The Property Management Office reserves the right to reasonably rescind any of these Rules and Regulations and to make future rules and regulations, as required for the safety, protection and maintenance of the building, the operation thereof and the protection and comfort of the tenants and their employees and visitors.

                                   EXHIBIT B
                                      TO
                              SUBLEASE AGREEMENT

                    FLOOR PLANS SHOWING SUBLEASED PREMISES

                              [PLAN APPEARS HERE]

                              [PLAN APPEARS HERE]

                                  EXHIBIT C-1
                                      TO
                              SUBLEASE AGREEMENT

Sublessor agrees to provide the following improvements in the Subleased Premises at its sole cost and expense:

1. Completed Public and/or Core Areas as outlined in Exhibit A (including any telephone closets), finished in accordance with all applicable codes, including the Americans with Disabilities Act, and the plans and specifications for the Building.

     1.1  Plumbing and Fixtures:  Men's restrooms, women's restrooms and
          ---------------------
drinking fountains installed in accordance with the plans and specifications for the Building.

     1.2  Electrical:  Total electrical service for each floor shall include
          ----------
two electrical closets, each with 38, 20-ampere, single-pole, 120 volt circuits.

     1.3  Security System:  A card key access system with control points at the
          ---------------
garage parking entrance, the Building's front entry and in the three elevator cabs, with an ability for Sublessee to monitor after-hours use and which is expandable to include monitoring of Tenant's entry and interior doors.

2. Tenant's Unimproved Area as outlined in Exhibit A to be completed as outlined below:

     2.1  Walls:  Core walls pre-taped to be finished under tenant improvements.
          -----
Columns and perimeter walls covered with gypsum wallboard ready for tape and paint.

     2.2  Floor:  Prepared to receive carpet.  Sublessor and Sublessee agree
          -----
that the poured concrete floor is prepared to receive carpet as of the date of this Sublease Agreement. Notwithstanding the foregoing, Sublessor shall provide to Sublessee an allowance of up to $10,000 to be applied to the cost of additional work that Sublessee may elect to do to prepare the poured concrete floor to receive carpet. Floor loading capacities: 80 pounds per square foot miscellaneous live load; 20 pounds per square foot movable partition load, for a total of 100 pounds per square foot live load.

     2.3  Mechanical:  Primary System - includes cooling duct distribution loop
          ----------
installed through terminal VAV boxes and thermostats in ceiling plenum for building standard layout and quantities. In addition to those installed as of January 1, 1999, Sublessor shall provide four VAV boxes on the floor (but to be installed by Sublessee as a part of Sublease's Improvements). The building standard mechanical system is designed to accommodate heating loads generated by lights (1.2 watts per square foot) and electrical equipment (4.9 watts per square foot) up to 6.1 watts per square foot. if Sublessee's design or use of the Premises results in concentrated electrical loads in excess of 6.1 watts per square foot (e.g., data processing areas, conference rooms and machine rooms) and/or Sublessee's design or use of the premises extends beyond Normal Business Hours, then the cost of any additional engineering design and installation of mechanical equipment and/or controls required to handle such excess shall be part of the cost borne by Sublessee.

     2.4  Mechanical:  Secondary System - Supplemental cooling capacity is
          ----------
available in the main VAV units and can be assessed by Sublessee for a fee. The system is sized at 20 tons per floor.

     2.5  Plumbing:  Three waste and vent risers to accommodate waste from
          --------
sinks and dishwashers.

     2.6  Fire Sprinklers:  Primary distribution loop with turned-down
          ---------------
finished heads per code, minimum number required to get shell and core signoff.

     2.7  Electrical:  Electrical conduit and junction boxes distributed
          ----------
throughout using building standard layout and quantities.

     2.8  Ceiling:  Building standard suspended ceiling grid system installed
          -------
in a 4' x 4' pattern.

     2.9  Window Coverings:  Levelor blinds installed at all exterior windows.
          ----------------
The items to be completed in Sublessee Unimproved Area do not include light fixtures.

                                  EXHIBIT C-2
                                      TO
                              SUBLEASE AGREEMENT

                            SUBLESSEE IMPROVEMENTS

1.   SUBLESSEE IMPROVEMENTS AND SUBLESSOR'S ALLOWANCE

     1.1 Design and construction of all tenant improvements in the Subleased Premises shall be provided at Sublessee's cost and shall include, but not be limited to: the common corridor on the Building's fourth floor, architectural and engineering design, partitions, doors, door frames, hardware, paint, wall coverings, base, ceilings, lights, mechanical distribution, diffusers, thermostats, sprinkler distribution, sprinkler heads, emergency speakers, fire extinguishers and cabinets, telephone and electrical outlets, light switches, floor coverings, and all applicable permit fees and sales tax; provided, however, that with respect to the multi-tenant corridor on the fourth floor of the Building shown on Exhibit B, Sublessee shall be responsible only for its pro rata share of the cost of the corridor. For purposes of this paragraph 1.1 of this Exhibit C-2, Sublease's pro rata share shall be a fraction, the numerator of which is the rentable square footage of the Subleased Premises that is located on the fourth floor, and the denominator of which is the total rentable square footage of the fourth floor of the Building.

     1.2 Sublessor shall provide Sublessee an allowance of up to the sum of Twenty-Three Dollars ($23.00) per rentable square foot of the Subleased Premises ("SUBLESSOR'S ALLOWANCE") to be credited against the cost of improvements provided pursuant to this EXHIBIT C-2. Sublessor's Allowance will be provided by crediting the amount of the Allowance against the payments due from Sublessee in accordance with SECTION 3.2 of this EXHIBIT C-2.

2.   DESIGN OF SUBLESSEE IMPROVEMENTS

     Sublessee shall retain the services of a qualified office planner, approved by Sublessor, to prepare the necessary drawings for Basic Plans and to supply the information necessary to complete the Working Drawings and Engineering Drawings referred to in SECTION 2.2 of this EXHIBIT C-2. Upon completion of Sublesee improvements, Sublessor shall reimburse to Sublessee the fees of Sublease's space planner up to a maximum amount of $3,000, which is in addition to the allowances described above. All of Sublessee's plans shall be subject to approval by Landlord in accordance with SECTION 2.3 of this EXHIBIT C-2. Sublessor approves the plans attached to this Exhibit C-2. Notwithstanding that any Working Drawings are reviewed by Landlord or Sublessor or their respective construction professionals, and notwithstanding any advice or assistance that may be rendered to Sublessee by Landlord or by Sublessor or any of their respective construction professionals, neither Landlord nor Sublessor shall have any liability or be responsible for any omissions or errors contained in the Working Drawings.

     Sublessee's office planner shall ensure that the work shown on Sublessee's plans is compatible with the basic Building plans. Subject to Sublessor's obligations under Exhibit C-1, all spaces are leased "as is" and Sublessor shall not have responsibility to verify existing conditions.

     On or before the indicated dates, Sublessee shall supply Sublessor with one
(1) reproducible copy and five (5) black line prints of the following Sublessee
Plans:

     2.1  BASIC PLANS DELIVERY DATE:  _______________

     The Basic Plans due on this date shall be signed by Sublessee and shall include:

     Architectural Floor Plans: These shall be fully dimensioned floor plans showing partition layout and identifying each room with a number and each door with a number. The Basic Plans must clearly identify and locate equipment requiring plumbing or other special mechanical systems, area(s) subject to above-normal floor loads, special openings in the floor, and other major or special features.

     2.2  WORKING DRAWINGS DELIVERY DATE:  _______________

     On this date, Sublessee's office planner shall produce four (4) sets of Full Working Drawings for construction from the Basic Plans using the Pin Bar System. The four (4) sets of Working Drawings due on this date shall be signed by the Sublessee and include all items in the Basic Plans referenced in Section
2.1 above plus the following additional information:

          2.2.1 Electrical and Telephone Outlets: Locate all power and telephone requirements. Dimension the position from a corner and give height above concrete slab for all critically located outlets. Identify all dedicated circuits and identify all power outlets greater than 120 volts. For the equipment used in these outlets that require dedicated circuits and/or that require greater than 120 volts, identify the type of equipment, the manufacturer's name and the manufacturer's model number, and submit a brochure for each piece of equipment. Also identify the manufacturer's name of the telephone system to be used and the power requirements, size, and location of its processing equipment.

          2.2.2 Reflected Ceiling Plan: Lighting layout showing location and type of all Building Standard and special lighting fixtures.

          2.2.3 Furniture Layout: Layout showing furniture location so that Sublessor's engineer can review the location of all light fixtures.

     Landlord's HVAC engineers, Holaday Parks, shall prepare air conditioning plans ("ENGINEERING DRAWINGS") for Sublessee's improvements, and at Sublease's expense, based on the signed Working Drawings. Landlord's electrical engineer, Coffman Engineers, shall review the electrical design after the general contractor and electrical subcontractor are selected at Sublease's expense. Sublessor's Allowance may be applied against this expense at Sublessee's election.

     2.3  FINAL PLANS REVIEW DATE:  _______________

     On this date, Sublessee's office planner shall deliver to Sublessor and Sublessee for review and approval four (4) complete sets of Final Plans, which will incorporate the Working Drawings referenced in SECTION 2.2 above, plus the following additional information:

          2.3.1 Millwork Details: These drawings shall be in final form with Sublessee's office planner's title block in the lower right-hand corner of the drawing, and shall include construction details of all cabinets, paneling, trim, bookcases, and door and jamb details for non-building Standard doors and jambs.

          2.3.2 Keying Schedules and Hardware Information: This information shall be in final form and include a Keying Schedule indicating which doors are locked and which key(s) open each lock, plus an "X" on the side of the door where the key will be inserted if a keyed door. Complete specifications for all non-Building Standard hardware will also be provided.

          2.3.3 Room Finish and Color Schedule: This information shall be in final form and include locations and specifications for all wall finishes, floor covering and base for each room.

          2.3.4 Construction Notes and Specifications: Complete specifications for every item included except those specified by the Successor.

     2.4  FINAL PLANS DELIVERY DATE:  _______________

     The four (4) sets of Final Plans approved by Sublessor and Sublessee and due on this date shall include all the Final Plans referenced in SECTION 2.3 above. Final Plans are to be signed by Sublessee and delivered to Sublessor by the Final Plans Delivery Date. Sublessor shall return one (1) signed set to Sublessee for Sublessee's records. Sublessor will incorporate Engineering Drawings with Sublessee's Final Plans for transmittal to the general contractor.

     Sublessee shall be responsible for delays and additional costs in completion of Sublessee's work caused by changes made to any of Sublessee's Plans after the specified Plan Delivery Date or by delays in delivery of special materials requiring long lead times; provided that Sublessor, exercising reasonable discretion, shall have notified Sublessee prior to placing an order for such special materials that Sublessor anticipates that delivery will require a long lead time, and shall have offered to Sublessee the reasonable opportunity to substitute other materials in their place.

     2.5  BID PERIOD DELIVER DATE:  _______________ (4 weeks)

          2.5.1 Sublessor shall be responsible for conducting competitive bidding amongst pre-qualified general contractors. Sublessor shall present bid results to Sublessee and coordinate with Sublessee to select successful contractor subject, however, to Landlord's approval.

          2.5.2 In the event Sublessee has a preferred contractor that is not on the Sublessor's pre-selected list, Sublessor shall use all best efforts to qualify the contractor to work in the building. Sublessor reserves the right to reject any contractor it deems inappropriate.

          2.5.3 Sublessor shall enter into construction contract, or cause the Landlord to enter into a construction contract, with the selected contractor for construction of Sublessee improvements.

     2.6  BUILDING PERMIT DELIVERY DATE:  _______________

     Sublessor shall apply for building and mechanical permits upon receipt of Final Plans. Building permit issuance is at the governing jurisdiction's discretion. Sublessor cannot warrant issuance within anticipated time frame but will employ all commercially reasonable efforts to secure a building and mechanical permit in a timely fashion. The electrical subcontractor will be responsible for securing the electrical permit.

3.   CONSTRUCTION OF SUBLESSEE IMPROVEMENTS

     3.1 AUTHORIZATION TO PROCEED: Upon completion of Sublessee's Final Plans and at the request of Sublessee, Sublessor shall provide to Sublessee written notice of the price for Sublease's improvements. Within five (5) business days of receipt of that notice, Sublessee shall give Sublessor written authorization to complete the Subleased Premises in accordance with the Final Plans. Sublessee may in its authorization delete any or all items of extra costs; however, if Sublessor deems these changes to be extensive, at its option, Sublessor may refuse to accept the authorization to proceed until all changes have been incorporated in the Final Plans signed by Sublessee and written acceptance of the revised price has been received by Sublessor from Sublessee. In the absence of written authorization to proceed that Sublessor has accepted, Sublessor shall not be obligated to commence work on the Subleased Premises and Sublessee shall be responsible for any costs due to any resulting delay in completion of the Subleased Premises.

     3.2 PAYMENTS: Sublessor's contractor shall complete Sublessee's improvements in accordance with Sublessee's approved Final Plans. Within ten
(10) days after receipt of monthly progress statements from Sublessor, Sublessee shall pay the full amount of the progress billings for all improvement costs which in the aggregate exceed Sublessor's Allowance In addition to all other costs and charges payable by Sublessee, Sublessee shall pay, within ten (10) days after invoice, for project management services, a sum equal to 4% of the amount by which the cost of Sublease's Improvements exceeds $30 per rentable square foot of the Subleased Premises. Sublessee shall pay the cost of all change orders which result in construction costs exceeding Sublessor's Allowance.

     3.3 FINAL PLANS AND MODIFICATIONS: if Sublessee shall request any change (including without limitation any additions or deletions) ("CHANGES"), its request shall be given in writing to Sublessor and shall be accompanied by all plans and specifications necessary to show and explain Changes from the approved Final Plans. After receiving this information, Sublessor shall give Sublessee a written price for the cost of engineering and design services to incorporate the Changes in Sublessee's Final Plans. if Sublessee approves the price in writing, Sublessor shall have the Changes made and Sublessee shall pay Sublessor for this cost within ten (10) days of receipt of Sublessor's invoice. Promptly upon completion of the Changes in the Final Plans, Sublessor shall notify Sublessee in writing of the costs, if any, that shall be chargeable or credited to Sublessee for the Changes. The cost for the Changes, whether chargeable or credited to Sublessee, shall include a Sublessor coordination fee equal to fifteen percent (15%) of the amount of the Changes. In the absence of Sublease's written notice to proceed with the Changes, Sublessor shall proceed in accordance with the previously approved Final Plans before the Changes, were requested. Sublessee shall be responsible for any delay in completion of the Subleased Premises resulting from a request for Changes. Sublessee shall also be responsible for any demolition work required as a result of any Changes.

     3.4 IMPROVEMENTS CONSTRUCTED BY SUBLESSEE: if any work is to be performed in connection with Sublessee improvements or alterations on the Subleased Premises by Sublessee or Sublessee's contractor:

          3.4.1     Such work shall proceed upon Sublessor's written approval of
(i) Sublessee's contractor, (ii) public liability and property damage insurance carried by Sublessee's contractor (such insurance shall be in combined single limits not less than Three Million Dollars ($3,000,000) per occurrence and shall name Landlord, Sublessor, Landlord's property manager, and Landlord's project manager as additional insureds), (iii) detailed plans and specifications for such work, and (iv) amount of general conditions to be paid by Sublessee to Sublessor for the services still to be provided by Sublessor's contractor.

          3.4.2 All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished for Sublessor before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable governmental regulations. Notwithstanding any failure by Sublessor to object to any such work, Sublessor shall have no responsibility for Sublessee's failure to meet all applicable regulations.

          3.4.3 if required by Landlord, all work by Sublessee or Sublessee's contractor shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed. Sublessor shall promptly notify Sublessee if Sublessor receives notice from Landlord concerning Landlord's requirements under this subparagraph 3.4.3.

          3.4.4 All work by Sublessee or Sublessee's contractor shall be scheduled through Sublessor and Sublessee shall have reasonable access to the Building and the Subleased Premises in order to perform its work.

          3.4.5 Sublessee or Sublessee's contractor shall arrange for necessary utility, hoisting and elevator service with Sublessor's contractor and shall pay such reasonable charges for such services as may be charged by Sublessor's contractor.

          3.4.6 Sublessee shall promptly reimburse Sublessor for costs incurred by Sublessor due to faulty work done by Sublessee or its contractors, or by reason of any delays caused by such work, or by reason of inadequate clean-up.

          3.4.7 Prior to commencement of any work on the Subleased Premises by Sublessee or Sublessee's contractor, Sublessee or Sublessee's contractor shall enter into an indemnity agreement and a lien priority agreement satisfactory to Landlord and to Sublessor indemnifying and holding harmless Landlord, Sublessor and Landlord's and Sublessor's contractors for any liability, losses or damages directly or indirectly from lien claims affecting the land, the Building or the Subleased Premises arising out of Sublessee's or Sublessee's contractor's work or that of subcontractors or suppliers, and subordinating any such liens to the liens of construction and permanent financing for the Building.

          3.4.8 Landlord and Sublessor shall each have the right to post a notice or notices in conspicuous places in or about the Subleased Premises announcing its non-responsibility for the work being performed.

          3.4.9     Such work shall be performed in accordance with EXHIBIT C-3.

     3.5 SUBLESSEE'S ENTRY TO SUBLEASED PREMISES: Sublessee's entry to the Subleased Premises for any purpose, including without limitation, inspection or performance of construction by Sublessee's agents, prior to the Commencement Date specified in the Sublease Agreement shall be scheduled in advance with Sublessor and shall be subject to all the terms and conditions of the Lease, except the payment of Rent. Sublessee's entry shall mean entry by Sublessee, its officers, contractors, office planner, licensees, agents, servants, employees, guests, invitees, or visitors.

     3.6 SUBLESSEE'S TELEPHONE: Sublessee is responsible for Sublessee's telephone service. Sublessee shall select Sublease's telephone system and shall coordinate its installation with Sublessor.

                                  EXHIBIT C-3
                                      TO
                              SUBLEASE AGREEMENT

Indemnity and Insurance Terms Applicable to Contractors, Subcontractors & Suppliers

1.   RESPONSIBILITY FOR DAMAGES

     a.   Indemnification, Negligence of Contractor or Subcontractor.
          ----------------------------------------------------------

          Contractor shall defend, indemnify, and hold harmless The Boeing Company, its subsidiaries, the Landlord and their respective directors, officers, employees, agents, and assigns (hereinafter referred to as "Indemnitees") from and against all actions, causes of action, liabilities, claims, suits, judgments, liens, awards, and damages, of any kind and nature whatsoever, for property damage, personal injury, or death (including without limitation injury to, or death of, employees of Contractor or any Subcontractor) and expenses, costs of litigation and counsel fees related thereto, or incident to establishing the right to indemnification, arising out of or in any way related to the construction contract, the performance thereof by Contractor, Subcontractor, or other third parties, including without limitation the provision of services, personnel, facilities, equipment, support, supervision, or review. The foregoing indemnity shall apply only to the extent of the Contractor's or any Subcontractor's negligence. In no event shall Contractor's obligations hereunder be limited to the extent of any insurance available to or provided by the Contractor or any Subcontractor.

Contractor expressly waives any immunity under industrial insurance, whether arising from Title 51.04.010 et seq. of the Revised Code of Washington or any other statute or source, to the extent of the indemnity set forth in this Paragraph 1.a.

     b.   Indemnification, Performance of Contractor or Subcontractor.
          -----------------------------------------------------------

          Contractor shall defend, indemnify, and hold harmless the Indemnitees from and against all actions, causes of action, liabilities, claims, liens, suits, judgments, awards, fines, penalties, and damages, of any kind and nature whatsoever, brought or claimed by Boeing or any other party, and expenses and costs of litigation and counsel fees related thereto or incident to establishing the right to indemnification, arising out of or in any way related to Contractor's faulty performance of or failure to perform any of its obligations under the construction contract, or any Subcontractor's faulty performance of or failure to perform any requirement under the Contract or its subcontract.

     c.   Subcontractor Indemnification.
          -----------------------------

          Contractor shall require each Subcontractor to provide an indemnity, enforceable by and for the benefit of the Indemnitees, to the same extent required of Contractor under paragraph a, "Indemnification, Negligence of Contractor, or Subcontractor".

2.   INSURANCE.

     a.   Commercial General Liability.
          ----------------------------

          Throughout the period when Work is performed and until final acceptance by Sublessee, Contractor shall carry and maintain Commercial General Liability insurance with available limits of not less than Three Million Dollars ($3,000,000) per occurrence for bodily injury, including death, and property damage combined. Contractor shall ensure that all Subcontractors carry and maintain Commercial General Liability insurance with available limits of not less than One Million Dollars ($1,000,000) per occurrence for bodily injury, including death, and property damage combined. Such per occurrence limits of insurance may be satisfied through a combination of "primary" and "umbrella" or "excess" policies. Such insurance shall be in an occurrence form, with insurers reasonably acceptable to Boeing, and contain coverage for all premises and operations, broad form property damage, contractual liability (including without limitation, that specifically assumed under Paragraph 1.a herein), and products and completed operations coverage with limits of not less than One Million Dollars ($1,000,000) per occurrence. Such insurance shall not exclude explosion, collapse, or underground excavation (XCU). Such insurance shall not be maintained on a per project basis unless the respective Contractor or Subcontractor does not otherwise maintain blanket coverage. Any policy which provides the insurance required under this Paragraph a shall (i) be endorsed to name "The Boeing Company, its subsidiaries, Bellevue Goldwell Associates LLC and their respective directors, officers, agents, and employees" as additional insured (hereinafter "ADDITIONAL INSURED") with respect to liability arising out of work performed by Contractor, or Subcontractor, as applicable (ISO 20 10 Form B, or equivalent, without limitation, reservation, or qualification); (ii) be endorsed to be primary to and noncontributory with any insurance maintained by The Boeing Company or Bellevue Goldwell Associates LLC; (iii) provide a waiver of any rights of subrogation against the Additional Insured; and (iv) contain a severability of interest provision in favor of the Additional Insured.

     b.   Automobile Liability.
          --------------------

          If licensed vehicles will be used in connection with the performance of the Work, Contractor shall carry and maintain, and ensure that any Subcontractor who uses a licensed vehicle in connection with the performance of the Work carries and maintains, throughout the period when Work is performed and until final acceptance by Boeing, Business Automobile Liability insurance covering all vehicles, whether owned, hired, rented, borrowed, or otherwise, with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence combined single limit for bodily injury, death, and property damage. Any policy which provides such insurance shall contain a waiver of rights of subrogation against The Boeing Company, its subsidiaries and their directors, officers, and employees.

     c.   Workers' Compensation.
          ---------------------

          Throughout the period when Work is performed and until final acceptance by Boeing, Contractor shall, and ensure that all Subcontractors shall, cover or maintain insurance in accordance with the applicable laws relating to workers' compensation with respect to all of their respective employees working on or about the Site, regardless of whether such coverage or insurance is mandatory or merely elective under the law. Throughout the period when Work is performed and until final acceptance by Sublessee, Contractor shall carry and maintain, and ensure that all Subcontractors carry and maintain, Employers Liability coverage with limits of not less that One Million Dollars ($1,000,000) per accident. To the extent permitted by law, any policy which provides the insurance required by this Paragraph c shall contain a waiver of rights of subrogation against The Boeing Company, its subsidiaries, and their respective directors, officers, and employees. If the construction contract involves maritime work, Contractor shall provide, and ensure that all Subcontractors provide, if required by law, insurance to meet the requirements of the Federal Longshoreman and Harborworkers Act or Federal Maritime Employers Liability Law (Jones Act). If Sublessor or Landlord is required by any applicable law to pay any workers' compensation premiums with respect to an employee of Contractor or any Subcontractor, Contractor shall reimburse the payor for such payment.

     d.   Certificates of Insurance.
          -------------------------

          (1) Within ten (10) days after notice of award but not later than five (5) days prior to the commencement of the Work, Contractor shall provide for Boeing's review and approval Certificates of Insurance reflecting full compliance with the requirements set forth in Paragraphs a (Commercial General Liability); b (Automobile Liability); and c (Workers' Compensation). Such certificates shall be kept current and in compliance throughout the period when Work is being performed and until final acceptance of the Work by Boeing, and shall provide for thirty (30) days advance written notice to Boeing in the event of cancellation or material change adversely affecting compliance with the foregoing requirements. Any policy or policies providing any of the insurance required under this Exhibit D may be inspected by Boeing upon request. Conformed copies of specific policy endorsements required under this Exhibit D shall be provided to Boeing upon request. Failure of Contractor or any Subcontractor thereof to furnish Certificates of Insurance, or to procure and maintain the insurance required herein, or failure of Boeing to request such certificates, endorsements, or other proof of coverage, shall not constitute a waiver of the respective Contractor's or Subcontractor's obligations hereunder.

          (2) In jurisdictions requiring mandatory participation in a monopolistic state workers' compensation fund, or if Contractor or Subcontractor self insures, the insurance certificate requirements for the coverage required under Paragraph C (Workers' Compensation) will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements.

     e.   Self-Assumption.
          ---------------

          Any self insured retention, deductibles, and exclusions in coverage in the policies required under this Exhibit D shall be assumed by, for the account of, and at the sole risk of Contractor or the Subcontractor which provides the insurance and, to the extent applicable, shall be paid by such Contractor or Subcontractor. In no event shall the liability of Contractor or any Subcontractor be limited to the extent of any of the minimum limits of insurance required under this Contract.

                                   EXHIBIT D
                                      TO
                              SUBLEASE AGREEMENT

                               LANDLORD CONSENT
                               ----------------

The undersigned Landlord under the Lease Agreement dated as of September 30, 1997, hereby consents, as contemplated in paragraph 18 of such Lease Agreement, to the foregoing Sublease Agreement (all of the defined terms of which are used herein with the same meaning as they are given there) and all of the terms and conditions contained therein on the express condition that The Boeing Company remains fully liable under the Lease Agreement to perform all of the obligations of the Lessee. Landlord expressly acknowledges that the Lease Agreement is in full force and effect and that Landlord is not aware of any default by the Tenant or the Landlord thereunder. This Consent shall apply only to this Sublease Agreement and shall not be deemed to be either (a) a consent to any other sublease or assignment or (b) a release from or waiver of the obligation to obtain Landlord's consent in the event of any future sublease or assignment. Subject to Landlord's review of Sublessee's plans and specifications pursuant to Exhibits C-l and C-2 of the foregoing Sublease Agreement, Landlord hereby consents to the performance of Sublessee's Work and agrees that Sublessee shall not be required to remove Sublessee's Work upon termination of the Lease Agreement and/or Sublease Agreement, except that Landlord expressly reserves the right to require removal of improvements that are unique to Sublessee's use or are not likely to be usable by any future office tenant.

Landlord further agrees to the following:

     1. Landlord shall not exercise any termination or partial termination rights it may have under Article 18.1 of the Lease Agreement as a result of a Permitted Transfer (as that term is defined in Paragraph 12 of the foregoing Sublease Agreement), and

     2. If Landlord elects to require Sublessor or Sublessee to remove any improvements from the Subleased Premises, it shall give notice of its election to Sublessor at the time its approval of the improvements is granted.

     3. At the time Landlord approves any work to be performed by Sublessee or Sublessee's contractor, Landlord will notify Sublessor in writing whether it will require that work performed by Sublessee or Sublessee's contractor be done with union labor.

                         BELLEVUE GOLDWELL ASSOCIATES LLC,
                         A DELAWARE LIMITED LIABILITY COMPANY


                        By:  /s/ W.A. Cunningham
                             -------------------
                        Title:  OC Real Estate Management, LLC, Member, Sr. V.P.
                                -----------------------------------------------
                        Date:  February 1, 1999
                               ----------------

                                   EXHIBIT E
                                      TO
                              SUBLEASE AGREEMENT


                          ___________________________


                              LOGO drugstore.com.
                           HEALTH . BEAUTY. WELLNESS





                                     LOGO

                              SUBLEASE AGREEMENT

This Sublease Agreement is entered as of January 29, 1999 between The Boeing Company, a Delaware corporation ("Sublessor") and Drugstore.com, a Delaware corporation ("Sublessee").

                                   RECITALS

     A. Sublessor and Bellevue Goldwell Associates LLC ("Landlord"), successor in interest to Obayashi Corporation, a Japan corporation, are parties to a Lease Agreement dated as of September 30, 1997 (the "Lease Agreement"). Pursuant to the Lease Agreement, Sublessor leases 93,539 rentable square feet of office space (the "Leased Premises") from Landlord at Sunset Corporate Campus Building II, 13920 Southeast Eastgate Way, Bellevue, Washington 98005 (the "Building"). The Leased Premises and the Building are more fully described in the Lease Agreement attached as Exhibit A to this Sublease Agreement and incorporated into it by this reference.

     B. Sublessee wishes to acquire from Sublessor the right to occupy approximately 53,349 rentable square feet of office space of the Leased Premises located on the 3rd and 4th floors of the Building. The premises so subleased to Sublessee are referred to in this Agreement as the "Subleased Premises." An illustration of the Subleased Premises is attached as Exhibit B to this Sublease Agreement.

                                  AGREEMENTS

In consideration of the mutual promises of the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Sublease of Subleased Premises.  Sublessor subleases to Sublessee, and
          ------------------------------
Sublessee subleases from Sublessor, the Subleased Premises, subject and pursuant to the terms and conditions of this Sublease Agreement. Sublessor shall confirm the measurement of the rentable area of the Subleased Premises in writing after the commencement of the Sublease Term using the services of a licensed architect and applying the standard known as ANSI/BOMA Z65.1.1996. Tenant shall be permitted to have its architect present at the measuring of the physical Subleased Premises and/or to review the measurements and calculations of Sublessor's architect. Any dispute about measurement or calculation of the rentable area of the Subleased Premises shall be submitted to an independent, disinterested architect for resolution.

          Sublessee shall have the right to use four (4) automobile parking stalls per 1,000 usable square feet in the Subleased Premises in the manner and on the allocation and payment terms described in the Lease Agreement. Sublessee's right shall be subject to all rules and regulations imposed by Landlord under the Lease Agreement, and all rights of Landlord with respect to parking, including but not limited to Landlord's right to impose and adjust charges for parking. Parking shall be allocated and charged as described in the Lease Agreement. Without limiting the generality of the foregoing, parking charges shall be applicable on the date Landlord is entitled to impose parking charges under the Lease Agreement .

          In addition to the foregoing, to the extent, if any, that Sublessor has any right under the Lease Agreement to use common areas and facilities within the project in which the Building is located, such as, for example, conference rooms, child care facilities and health and fitness/workout rooms, Sublessee shall have a non-exclusive right to use those facilities in common with other tenants and subtenants in the project.

     2.   Term of Sublease.
          ----------------

          2.1  Sublease Term.  The term of the Sublease ("Sublease Term") shall
               -------------
commence on substantial completion of Sublessee's initial tenant improvements ("Sublessee Improvements") pursuant to Exhibit C-2, but no later than March 12, 1999, and shall terminate at 5 p.m. on July 30, 2005.

          2.2  Request for Landlord's Agreement. Upon commencement of
               --------------------------------
Sublessee's obligation to pay Base Rent under this Sublease Agreement and final determination of the actual rentable square footage of the Subleased Premises, Sublessor shall request Landlord's agreement to the following:

          a. A right of Sublessee to lease the Subleased Premises directly from Landlord for one or more extension terms after expiration of the Term of this Sublease Agreement upon the terms and conditions set forth in this Sublease Agreement except for Rent; and

          b. A right of Sublessee to receive from Landlord a redecorating allowance at the end of the fifth year of the Term of this Sublease Agreement, provided Sublessee is not then in default, and has not previously been in default, of any of its obligations under this Sublease Agreement.

     Sublessor makes no representations whatsoever concerning whether Landlord will grant either or both of such rights, or on what terms any of those rights may be granted. Sublessor and Sublessee acknowledge and agree that this Sublease Agreement shall be binding upon them and shall remain in full force and effect whether or not Landlord shall agree to either or both of the foregoing rights, and regardless of the terms that Landlord might impose as a condition of granting either or both of them.

          2.3  Substantial Completion of Sublessee's Improvements.
               --------------------------------------------------
Notwithstanding anything in this Sublease to the contrary, provided this Sublease Agreement is fully executed, acknowledged and delivered by Sublessee no later than February 1, 1999, then: (A) if construction of Sublessee's Improvements is not complete, as determined by Landlord's architect, except for minor punchlist items ("Substantially Complete") by April 30, 1999 (as that date is extended as a result of Sublessee change orders or other Sublessee delay), and if Sublessee is not then occupying the Subleased Premises for their intended use, then Base Rent and Additional Rent shall abate until Sublessee's Improvements are Substantially Complete; and (B) if construction of Sublessee's Improvements is not Substantially Complete by June 5, 1999, (as that date is extended as a result of events beyond the control of Landlord or Sublessor, including, but not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortage of material, government regulation or restriction and weather conditions, and including any delay attributable to Sublessee) and Sublessee is not then occupying the Subleased Premises for their intended use, then Sublessee may terminate this Sublease Agreement upon written notice to Sublessor given within three (3) business days thereafter; and (C) if construction of Sublessee's Improvements is not Substantially Complete by August 31, 1999 for any reason whatsoever and Sublessee is not then occupying the Subleased Premises for their intended use, then either Sublessor or Sublessee may terminate this Sublease Agreement upon written notice to the other given within three (3) business days thereafter, except that if the fact that Sublessee's Improvements are not Substantially Complete is directly attributable to the act(s) or omission(s) of one of the parties to this Sublease Agreement, then that party may not exercise its termination right under this subparagraph (C); and (D) if construction of Sublessee's Improvements is not Substantially Complete by December 31, 1999 for any reason whatsoever and Sublessee is not then occupying the Subleased Premises for their intended use, then this Sublease Agreement shall terminate without notice and shall have no further force or effect. Notwithstanding the foregoing, if Landlord's consent to this Sublease Agreement is not received by February 1, 1999, then each of the dates mentioned in (A), (B), (C) and (D) above shall be extended one day for each day after February 1 that Landlord's consent is not received, up to a maximum of fifteen (15) days; and if the building permit for construction of Sublessee's Improvements is not issued by February 1, 1999, then each of the dates mentioned in (A), (B), (C) and (D) above shall be extended one day for each day after February 1 that the building permit is not issued, up to a maximum of fifteen (15) days.

     The determination of Landlord's architect that Sublessee's Improvements are Substantially Complete may be reviewed at Sublessee's discretion by Sublessee's architect. Any dispute concerning whether Sublessee's Improvements are Substantially Complete shall be submitted to a neutral and independent architect who is mutually agreeable to Sublessor and Sublessee, and the decision of the architect so chosen shall be binding.

          2.4  Issuance of Building Permit. In addition, if the building permit
               ---------------------------
for construction of Sublessee's Improvements is not issued by February 15, 1999, then either Sublessor or Sublessee may terminate this Sublease Agreement upon written notice to the other given within three (3) business days thereafter, except that if the fact that the building permit for construction of Sublessee's Improvements is not issued is directly attributable to the act(s) or omission(s) of one of the parties to this Sublease Agreement, then that party may not exercise its termination right under this subparagraph 2.4.

          2.5  Termination. If this Sublease Agreement is terminated pursuant to
               -----------
this paragraph, then any Base Rent or Security Deposit previously delivered to Sublessor shall be promptly refunded by Sublessor to Sublessee, but Sublessee shall be responsible for all costs incurred for Sublessee's Improvements to the extent those costs exceed Sublessor's Allowance.

     3.   Base Rent and Additional Rent. Rent to be paid under this Sublease
          -----------------------------
Agreement shall include Base Rent and Additional Rent as described in this paragraph 3, and all other sums that may be owing from Sublessee to Sublessor under the terms of this Sublease Agreement.


          3.1  Base Rent.  Base Rent during the Sublease Term shall be as
               ---------
follows:

                                                                 BASE RENT
                                                          (DOLLARS PER RENTABLE
                             DATES                            S.F. PER YEAR)
          --------------------------------------------    ---------------------
          Term Commencement through November 30, 2000           $24.00
          December 1, 2000 through November 30, 2002            $24.50
          December 1, 2002 through July 30, 2005                $26.50


     Each installment of Base Rent shall be due and payable in advance on the first day of each month during the Sublease Term.

          3.2  Additional Rent. Commencing January 1, 2000, Sublessee shall pay
               ---------------
as Additional Rent Sublessee's Share of the amounts owed by Sublessor under the terms of the Lease Agreement for increases in Operating Costs and Taxes over actual Operating Costs and Taxes (as those terms are defined in the Lease Agreement) for the calendar year 1999. Sublessee's Share shall be a fraction, the numerator of which is the number of rentable square feet in the Subleased Premises as determined pursuant to paragraph 1 above, and the denominator of which is 93,539. Sublessee shall pay Sublessee's Share of estimated Operating Costs, as determined pursuant to Article 11.3 of the Lease, together with Base Rent, on the first day of each month during the Sublease Term. Sublessee shall be responsible for payment of Sublessee's Share of any additional amounts payable by Sublessor under Articles 11.3 or 11.4 of the Lease Agreement and shall be entitled to receive Sublessee's Share of any amounts payable to Sublessor pursuant to Articles 11.3 and 11.4 of the Lease Agreement.

          3.3  Manner and Method of Payment. All rental payments shall be made
               ----------------------------
in United States Dollars, without deduction or offset, and delivered to Sublessor at the address set forth in paragraph 14 of this Sublease Agreement. Base Rent and Additional Rent for any partial month shall be prorated in proportion to the number of days in that month.

          3.4  Security Deposit. Prior to commencement of the Sublease Term,
               ----------------
Sublessee shall deposit with Sublessor a security deposit in the amount of $640,188 (the "Deposit Amount"). The security deposit may be applied, at Sublessor's discretion, against any obligation incurred by Sublessee in connection with this Sublease Agreement that is not timely paid or performed (as the case may be), including the payment of Base Rent and Additional Rent, the repair of any damage that is Sublessee's responsibility, and all other obligations of Sublessee under this Sublease Agreement. If Sublessor debits the security deposit, Sublessor shall notify Sublessee of the occurrence and amount of the debit, and Sublessee shall promptly pay to Sublessor the amount necessary to restore the security deposit to the full Deposit Amount.

     Sublessor shall accept, in lieu of the security deposit, an unconditional and irrevocable letter of credit in the amount of the Deposit Amount issued by a commercial bank acceptable to Sublessor and having a teller window for the transaction of business in King County, Washington. The letter of credit shall provide for the unconditional right of Sublessor to withdraw up to the Deposit Amount without prior notice to Sublessee upon presentation of Sublesssor's certificate stating that it is entitled to do so, and shall be otherwise in form and content acceptable to Sublessor. From time to time throughout the term of this Sublease, Sublessee may replace and/or renew the Letter of Credit then acting as the Security Deposit pursuant to this section, provided that: (i) such replacement Letter of Credit or renewal shall be delivered to Sublessor on or before the thirtieth (30th) day prior to the expiration of the Letter of Credit then held by Sublessor as the Security Deposit under this Section; and
(ii) such replacement Letter of Credit or renewal shall otherwise comply with all terms and conditions of this paragraph pertaining to the original Letter of Credit. Failure to deliver such a replacement Letter of Credit and/or renewal within thirty (30) days prior to the expiration of the Letter of Credit then held as the Security Deposit (except where the term of this Sublease shall expire prior to or simultaneously with the expiration of the Letter of Credit) shall constitute a Default under this Sublease (as that term is defined in paragraph 21 below).

     Sublessor shall have the right, but not the obligation, to accept another form of security for Sublessee's obligations under this Sublease Agreement.

Provided Sublessee has not been in Default (as that term is defined in paragraph 21 below) beyond the applicable cure period at any time during the first twenty-four full calendar months of the Sublease Term, and that Sublessor has not given more than four

(4) notices of Default to Sublessee during that period, and provided further that no Default occurs during the second twenty-four full calendar months of the Sublease Term, then commencing on the first day of the twenty-seventh (27th) full calendar month of the Sublease Term and on the first day of each fourth month thereafter the Deposit Amount shall be reduced by the sum of $106,698, except that the Deposit Amount shall not be less than $106,698 until the first day of the forty-ninth (49th) full calendar month of the Sublease Term.

     If any event of Default occurs during the second twenty-four full calendar months of the Sublease Term, then the Deposit Amount shall be restored to the sum of $640,188 and shall remain that amount for the balance of the Sublease Term.

     4.  Return of Subleased Premises.  At the expiration or earlier termination
         ----------------------------
of the Sublease Term, Sublessee shall return the Subleased Premises to the Sublessor in the same condition as at the commencement of the Sublease Term, except for normal wear and tear. At Sublessor's option, Sublessor may require Sublessee to remove any fixtures or alterations installed by Sublessee after completion of Sublessee Improvements, and to repair any damage occasioned by that removal.

     5.  Additional Obligations of Sublessee.
         -----------------------------------

         5.1 In addition to the payment of rent, Sublessee agrees, for the benefit of the Sublessor and Landlord, that during the term of this Sublease Sublessee shall perform each and every one of the obligations of the tenant under the Lease Agreement that is expressly incorporated herein. The following terms, covenants, and conditions of the Lease Agreement shall be incorporated into this Sublease Agreement with the same force and effect as if the Sublessor were the landlord under the Lease Agreement and the Sublessee were the tenant under the Lease Agreement, except that each reference in such incorporated provisions to "Lease" shall be deemed a reference to this "Sublease Agreement" and each reference to "Premises" shall be deemed a reference to the "Subleased Premises," and, except as is otherwise expressly provided in this Sublease Agreement, each party shall be expressly bound to perform its obligations thereunder for the benefit of the other: Articles 9, 10.1, 10.2, 10.3, 12 (except the second-to-last sentence thereof, provided that Sublessee shall pay Sublessor any amount owed to Landlord in connection with Alterations and Changes undertaken by Sublessee), the last two sentences of 14.1, 14.2, 20.2, 22, 24, 25, 27, 33, 34 (provided that the reference to Landlord's title to Buildings I and II shall be deemed a reference to Sublessor's interest in the Leased Premises and the reference to other tenants in the Building shall be deemed a reference to other subtenants in the Leased Premises), 37, 38.1, 38.2, 38.4-38.9, and 38.13. Notwithstanding the foregoing, Sublessee shall obtain the insurance required by Article 17 of the Lease Agreement and shall name Sublessor, its officers, directors, employees, agents, attorneys and assigns as additional insureds thereunder (in addition to the parties required to be named as additional insured pursuant to Article 17 of the Lease Agreement).

          5.2 This Sublease Agreement is subject and subordinate to the Lease Agreement. Sublessee has no authority, and shall not attempt, to exercise any of Sublessor's options (if any exist) to extend or terminate the Lease Agreement or to add or remove space from the Leased Premises. Provided that Sublessee has not been in Default beyond the applicable cure period at any time during the Sublease Term and that Sublessor has not given more than four (4) notices of Default to Sublessee, and provided further that Sublessee is not then in Default of any of its obligations under this Sublease Agreement, Sublessor shall not exercise its right to terminate the Lease Agreement under Article 41 of the Lease Agreement without the prior written consent of Sublessee.

          5.3 Sublessee acknowledges that Sublessor does not have control of the Building or the Building systems, and that Sublessor will not provide utilities, maintenance or other Building services. Subject to the terms of this paragraph 5.3, Sublessee will look solely to Landlord for performance of the services to which Sublessor is entitled under Articles 9, 10 and 12 of the Lease Agreement. The nature of such services, the hours during which they will be provided, the charges for services in addition to those deemed building standard, and the remedy with respect to interruption of services shall be as set forth in Article 10 of the Lease Agreement.

               Sublessor, upon receipt of written notice from Sublessee, shall make demand upon Landlord to take all appropriate action for the correction of any defect, inadequacy or insufficiency in Landlord's performance under the Lease Agreement. If, after receipt of written request from Sublessor, Landlord shall fill or refuse to perform its obligations under the Lease Agreement, Sublessee shall have the right to take such action in its own name, and for that purpose and only to such extent, all the rights of Sublessor under the Lease Agreement shall be conferred upon and assigned to Sublessee, and Sublessee shall be subrogated to such rights to the extent that the same shall apply to the Subleased Premises. In addition, if Sublessee is unable to use the Premises because of Landlord's failure or refusal to perform its obligations under the Lease Agreement, then Base Rent shall be abated under this Sublease Agreement to the extent, but only to the extent, that Sublessor's obligation to pay Rent with respect to the Subleased Premises has abated under the Lease Agreement. Notwithstanding the foregoing, Sublessee shall obtain the insurance required by
Article 17 of the Lease Agreement and shall name Sublessor, its officers, directors, employees, agents, attorneys and assigns, and the parties required to be named as additional insureds pursuant to Article 17 of the Lease Agreement, as additional insureds thereunder.

          5.4 Sublessee shall neither do nor permit anything to be done which would cause the Lease Agreement to be terminated or forfeited by reason of any right of termination or forfeiture or default reserved or vested in the Landlord under the Lease Agreement, and

Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever arising out of Sublessee's non-monetary breach of the foregoing covenant by reason of which the Lease Agreement may be terminated or forfeited.

          Except to the extent of any breach or default caused by Sublessee, Sublessor shall comply with each and every one of its obligations under the Lease Agreement during the term of this Sublease.

          5.5 Sublessee shall use the Subleased Premises for office purposes in connection with its business, including, but not limited to, operation and maintenance of high capacity computer servers and workstations, on-line and telephone sales, temporary storage and incidental shipping and receiving, and for no other purpose. Sublessee shall not use the Subleased Premises for any unlawful purpose.

          5.6 Sublessee agrees to forward to Sublessor, immediately upon receipt thereof, copies of any notices relating to Sublessee's occupancy or use of the Subleased Premises received by Sublessee from Landlord or from any governmental authority.

     6.   Indemnity and Insurance.
          -----------------------

          6.1 Sublessee shall indemnify and hold Sublessor, its officers, directors, agents, employees, attorneys, and assigns (the "Indemnified Parties") harmless from and against any and all claims or liability for bodily injury to or death of any person or loss of or damage to any property arising out of Sublessee's use of the Subleased Premises or property of which it is a part, or from the conduct of Sublessee's business, or from any activity, work, or thing done, permitted, or suffered by Sublessee, its employees, agents, contractors, or invitees in or about the Subleased Premises except:

               (1) claims and liabilities to the extent caused by any negligence on the part of the Sublessor, its agents, employees, contractors, or invitees, or

               (2) claims and liabilities for property damage addressed in paragraph 6.3.

     In the absence of any negligence on the part of the Indemnified Parties, such indemnity shall include all reasonable costs, attorneys' fees, and expenses incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Sublessor by reason of any claim falling within the scope of the foregoing indemnity, and in the absence of any claim by the plaintiff in such action of any negligence on the part of the Sublessor, Sublessee shall defend the same at Sublessee's expense by counsel reasonably satisfactory to Sublessor.

     The foregoing indemnity is conditioned upon Sublessor providing notice to Sublessee within sixty days after Sublessor receives notice of any claim or occurrence that is likely to give rise to a claim that will fall within the scope of the foregoing indemnity and cooperating with Sublessee in any defense or settlement of such claim or liability.

          6.2 Sublessee, at Sublessee's own cost and expense, will provide and keep in full force and effect during the term of this Sublease Agreement, public liability insurance with limits of not less than Three Million Dollars ($3,000,000.00) covering bodily injury to any person, including death, and loss of or damage to real and personal property. Such insurance may be provided under Sublessee's blanket comprehensive liability insurance policy. During the Sublease Term, Sublessor and each of the Indemnified Parties shall be named as an additional insured under such insurance to the extent of Sublessee's undertaking set forth in paragraph 6.1. Sublessee shall cause the insurer issuing such insurance policy to waive all rights of subrogation against the Indemnified Parties to the extent of Sublessee's undertaking set forth in paragraph 6.1. A certificate evidencing such insurance coverage and the coverage required by this paragraph 6.2 shall be delivered to Sublessor prior to the commencement date of the Sublease Term. Such certificate of insurance will provide for not less than fifteen days advance notice in the event of cancellation or material alteration of such insurance.

          6.3 Sublessor and Sublessee each herewith and hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to fire, lightning, or any other perils normally included in a standard "All Risk" physical damage insurance policy containing an extended coverage and special extended coverage endorsement, when such property constitutes the Subleased Premises, whether or not such loss or damage is due to the negligence of Sublessor, Sublessee, or their respective agents, employees, guests, licensees, invitees, or contractors.

          6.4 Each of Sublessor and Sublessee shall cause its insurance carriers to waive all rights of subrogation against the other party hereto to the extent of Sublessor's and Sublessee's respective undertakings set forth in paragraph 6.3.

     7.   Obligations of the Sublessor.  Sublessor covenants, so long as
          ----------------------------
Sublessee is not in default of its obligations under this Sublease Agreement, that Sublessee shall have the right to quietly enjoy the Subleased Premises without hindrance by any person claiming by or through Sublessor. Sublessor shall make all payments required to be made to Landlord pursuant to the Lease Agreement and shall forward to Sublessee, promptly upon receipt, copies of any notices relating to the Subleased Premises or this Sublease Agreement from Landlord or from any governmental authority. Sublessor warrants that the copy of the Lease Agreement set forth in Exhibit A is a true and correct copy of the Lease Agreement as amended, that the Lease Agreement is in full force and effect in accordance with its terms, and that Sublessor is not aware of any event of default thereunder.

     8.   Walk Through and Inventory.  Prior to the commencement of the Sublease
          --------------------------
Term, representatives of Sublessor and Sublessee shall conduct a walk-through of the Subleased Premises and shall note, in writing, any damage or defects in the Subleased Premises. At the termination of the Sublease Term, representatives of Sublessor and Sublessee shall conduct a similar walk-through and shall note, in writing, any damage to the Subleased Premises occurring during the Sublease Term.

     9.   Acceptance of Premises; Alterations.
          -----------------------------------

          9.1 Sublessee hereby confirms that it has examined and inspected the Subleased Premises, and subject to paragraph 9.2 below, accepts them in their "AS IS" condition; provided, however, that Sublessor warrants that the Building systems shall be in good working order on the Commencement Date. Except as expressly provided in the foregoing sentence, Sublessor makes no warranty of any kind concerning the Subleased Premises, the Building or the corporate park of which they are a part, including any warranty concerning latent defects, any warranty of fitness for use, and any other express or implied warranty (including any warranty of MERCHANTIBILITY).

          9.2 Sublessor shall cause to be constructed in accordance with the requirements of the Lease Agreement, and subject to approval by Sublessor, Sublessee's Improvements as described on, and subject to the terms of, Exhibit C (including Exhibits C-1, C-2 and C-3) to this Sublease Agreement and the plans attached to Exhibit C-2. Sublessee acknowledges that Sublessor is obligated to surrender the Subleased Premises to Landlord on July 31, 2005.

     10.  Holding Over.  If Sublessee remains in possession of the Subleased
          ------------
Premises after July 30, 2005, Sublessor may be treated by Landlord as being in breach of the Lease Agreement. Sublessor may be obligated to pay damages to Landlord, including consequential damages which are presently difficult or impossible to calculate. Sublessee agrees to indemnify, defend and hold harmless Sublessor from any and all losses, costs, and damages which may arise out of or be in any way connected with any holding over by Sublessee following the termination of the Sublease Term.

     11.Environmental Matters.
        ---------------------

          11.1.Compliance with Laws and Requirements.  Sublessee shall comply
               -------------------------------------
with Article 35 of the Lease Agreement, and with any and all Environmental Laws and Requirements, and shall not cause, permit or allow the presence of and shall not generate, release, store, or deposit any Hazardous Substances on or about the Subleased Premises (and shall not cause the presence of and shall not generate, release, store, or deposit any Hazardous Substances on or about the Leased Premises) in violation of any Environmental Laws and Requirements, or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person. Sublessee shall not release any Hazardous Substances into the soil, water (including groundwater) or air of the Leased Premises or onto any other adjoining property in violation of Environmental Laws and Requirements, or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person.

          11.2  Definitions:
                -----------

                11.2.1 As used herein, the term "Hazardous Substance" means any hazardous, toxic, chemical, or dangerous substance, pollutant, contaminant, waste or material which is regulated under any and all federal, state, or local statute, ordinance, rule, regulation, or common law relating to environmental protection, contamination, or cleanup including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended (42 U.S.C. (S) 9601 et seq.), the Resource Conservation and Recovery Act as amended (42 U.S.C. (S) 6901 et seq.) or any other Federal, state, county, or city law, or any other ordinance or regulation existing or which may exist.

                11.2.2 As used herein the term "Environmental Laws and Requirements" means any and all federal, state, local laws, statutes (including without limitation the statutes referred to in paragraph 11.2.1, above), ordinances, rules, regulations and/or common law relating to environmental protection, contamination, the release, generation, production, transport, treatment, processing, use, disposal, or storage of Hazardous Substances, and the regulations promulgated by regulatory agencies pursuant to these laws, and any federal, state, and/or local regulatory agency-initiated orders, requirements, obligations, directives, notices, approvals, licenses, or permits for the reporting, investigation, cleaning, or remediation of any Hazardous Substances on the Leased Premises.

          11.3  Remediation.  Should Sublessee fail to perform any of its
                -----------
obligations pursuant to this agreement or to any and all Environmental Laws and Requirements, Sublessee shall at its own expense remove or remediate any unsafe condition and clean up or remediate any Hazardous Substance which Sublessee has caused to occur on the Leased Premises, and hold Sublessor harmless from any losses, including claims of third parties, resulting from such condition or such Hazardous Substances. Should Sublessee fail so to do, Sublessor shall have the right, but not the duty, to enter the property personally or through its agents, consultants, or contractors to perform the same.

          11.4  Right to Inspect.  If Sublessor at any time should have any
                ----------------
cause to believe that any Hazardous Substances are or at any time during the term of this Lease have been released on the Leased Premises without strict compliance with all Environmental Laws and Requirements or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person, Sublessor shall have the right at its discretion, but not the duty, to enter, at any reasonable time, and conduct an inspection of the Subleased Premises including invasive tests to determine whether Sublessee is complying with the terms of this Agreement, including compliance with any and all Environmental Laws and Requirements. Sublessee hereby grants to Sublessor, and its employees, agents, employees, consultants, and contractors the right to enter the property upon reasonable notice to Sublessee and to perform such tests on the property as are reasonably necessary in the opinion of Sublessor to conduct such investigations. Sublessor may retain any independent qualified professional consultant to enter the property to conduct such an inspection and such consultant's reasonable fee shall be payable by Sublessee if such consultant determines that Sublessee's activities constitute a material violation of Environmental Laws and Requirements or have resulted in the release of Hazardous Substances into the environment which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Sublessor, or any other person, and otherwise such fee shall be payable by Sublessor.

          11.5  Indemnification.  Sublessee shall indemnify, hold harmless, and
                ---------------
defend Sublessor, and its directors, officers, employees, agents, assigns, and attorneys from any and all claims, losses, damages, response costs, and expenses arising out of or in any way relating to the generation, release, storage, deposit or disposal of Hazardous Substances to the extent caused by Sublessee, its agents, employees and invitees at any time during the term of the Lease, including but not limited to: (1) claims of third parties, including governmental agencies, for damages (including personal injury and/or property damage), response costs, injunctive or other relief; (2) the cost, expense, or loss to Sublessor of any injunctive relief, including preliminary or temporary injunctive relief, applicable to the Sublessor or the Leased Premises; and (3) the expense of reporting the existence of Hazardous Substances to any agency of any state government or the United States as required by applicable laws or regulations, before and after any trial or appeal therefrom whether or not taxable as costs; all of which shall be paid by Sublessee when accrued.

     12.  No Assignment or Sublease.  Sublessee shall not assign its interest in
          -------------------------
this Sublease Agreement or sub-sublease all or any portion of the Subleased Premises without the prior written consent of Sublessor (which shall not be unreasonably withheld) and of Landlord, subject to all of Landlord's rights under the Lease Agreement. Sublessor shall have the absolute right to withhold its consent to any assignment for collateral purposes, and to any assignment or sub-sublease if Landlord proposes to terminate the Lease Agreement with respect to all or any part of the Leased Premises as a result of Sublessee's request. Notwithstanding anything to the contrary contained herein, Sublessee may assign its interest under this Sublease or sublet all or any portion of the Subleased Premises to a corporation, partnership, limited liability company, or other legal entity that controls, is controlled by or is under common control with Sublessee, or to any successor to Sublessee by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Sublessor or Landlord, provided: (i) Sublessee is not in default under this Sublease beyond applicable cure periods;
(ii) if such proposed transferee is a successor to Sublessee by purchase, merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of

Sublessee and shall have a net worth which is at least equal to the greater of Sublessee's net worth at the date of this Sublessee or Sublessee's net worth at the date of the Transfer; (iii) such proposed transferee assumes in writing all of Sublessee's obligations under this Sublease Agreement with respect to the portion of the Subleased Premises that are the subject of the assignment or sublease and uses the Subleased Premises for the purposes permitted under this Sublease and no other purpose; and (iv) in no event shall any transfer release or relieve Sublessee from any of its obligations under this Sublease Agreement. Sublessee shall give Sublessor written notice of any such Permitted Transfer. As used herein the term "control" shall mean ownership of at least fifty-one percent (51%) of the voting equity of an entity.

     In the event of any assignment or sub-sublease, Sublessee shall remain fully liable to perform the obligations of Sublessee under this Sublease Agreement. Consent to any assignment or sub-sublease shall not operate as a waiver of the necessity for consent to any subsequent assignment or sub-sublease. Whenever consent is granted, Sublessee shall promptly provide to Sublessor a copy of the executed assignment or sub-sublease document, as the case may be. Any sub-sublease or assignment made in violation of this paragraph 12 shall be void.

     In connection with each request made by Sublessee for consent to an assignment or sub-sublease, Sublessee shall pay $1000 upon demand of Sublessor for the cost of processing its request. Except with respect to an assignment or sublease that is a Permitted Transfer to an entity that files consolidated tax returns with Sublessee, Sublessor shall be entitled to receive as Additional Rent under this Sublease Agreement, as and when the same are paid to Sublessee, and without affecting or reducing any other obligations of Sublessee hereunder, one hundred percent (100%) of any sums or other economic consideration received by Sublessee as a result of an assignment or sub-sublease, however denominated under the assignment or sub-sublease, which exceed, in the aggregate, (i) the Base Rent and Additional Rent that Sublessee is obligated to pay to Sublessor under this Sublease over the same period (prorated to reflect obligations allocable to any portion of the Subleased Premises that are sub-subleased), plus
(ii) any customary real estate brokerage commissions or fees paid by Sublessee to an unrelated licensed broker or agent to procure such assignment or sub-sublease, plus (iii) if Sublessee has previously entered into a sub-sublease that is not a Permitted Transfer in accordance with this paragraph 12 at a base rent rate that is lower than the Base Rent due under this Sublease Agreement, the difference between the base rent received by Sublessee under that sub-sublease and the Base Rent due hereunder, but only to the extent such difference has not been previously applied as an offset under this provision.

     As a condition to Sublessor's consent to any assignment, any potential assignee shall assume in writing all obligations of Sublessee under this Sublease Agreement and shall be jointly and severally liable with Sublessee for the payment of rental and other payments, and performance of all terms, covenants and conditions of this Sublease Agreement. As a condition to Sublessee's consent to any sub-sublease, the sub-sublessee shall assume all obligations of Sublessee as to that portion of the Subleased Premises that is sub-subleased, and shall be jointly and severally liable with Sublessee for rental and other payments, and performance of all terms, covenants and conditions of this Sublease Agreement, except that with respect to payment of rents and other amounts, the sub-sublessee's obligation shall not exceed its obligations under the sub-sublease.

     13.  Condition Precedent.  Sublessee acknowledges that the Sublessor's
          -------------------
right to sublease the Subleased Premises is subject to obtaining the prior written consent of the Lessor. If such consent is not obtained in the form attached as Exhibit D within fifteen (15) days of the date of this Sublease Agreement, then either party may, at its option, terminate this Sublease Agreement by written notice given within three (3) business days of the expiration of the fifteen-day period. If this Sublease is terminated in accordance with the foregoing sentence, and if Sublessee shall have paid any Base Rent or Security Deposit to Sublessor, the Sublessor shall promptly refund to Sublessee any Base Rent and/or Security Deposit so paid.

     14.  Notices.  Any notice or demand which either party may or must give
          -------
pursuant to or in connection with this Sublease Agreement shall be in writing, delivered personally, sent by prepaid courier, by first class mail, postage prepaid, or by facsimile transmission as follows:

          To Sublessor:

                         Boeing Realty Corporation
                         P.O. Box 3707, MC 7A-PE
                         Seattle, Washington  98124-2207
                         Attn:  Corporate Real Estate Manager

                         (For overnight delivery:
                         15600 N.E. 8th Street, Suite B1177
                         Bellevue, WA  8008-3917
                         Attn:  Corporate Real Estate Manager)

          If to Sublessee:

                         Drugstore.com
                         (At the Subleased Premises)

                         Attn:  Chief Financial Officer

Either party may, by notice in writing, direct that future notices or demands be sent to a different address. Notices will be deemed delivered when received. Sublessee shall provide a copy of any notice it may give to Sublessor of a default by Sublessor under this Sublease Agreement to Landlord c/o the Voit Companies, 13810 S.E. Eastgate Way, Suite 180, Bellevue, WA 98005.

     15.  Entire Agreement.  This Sublease Agreement represents the entire
          ----------------
agreement of the Sublessor and Sublessee with respect to this subject matter and supersedes all prior oral and written understandings and agreements of the parties, all of which are merged within this Sublease Agreement. The Exhibits attached hereto are part of this Sublease Agreement. This Sublease Agreement may not be amended, modified, or supplemented in any manner other than by the written agreement of the parties signed by the authorized representatives of the parties.

     16.  No Recording.  Neither party shall record this Sublease Agreement.
          ------------

     17.  Successors and Assigns; Survival of Obligations.  The covenants and
          -----------------------------------------------
agreements in this Sublease Agreement shall bind and inure to the benefit of Sublessor, Sublessee and their respective successors and permitted assigns. The obligations of Sublessee under paragraph 6 (Indemnity and Insurance) and paragraph 11 (Environmental Matters) shall survive the end of the Sublease Term with respect to events occurring during the Sublease Term or while Sublessee is in possession of the Subleased Premises.

     18.  Confidentiality.  Sublessee agrees that neither it nor its employees
          ---------------
will disclose to any third party or to anyone not directly involved in the negotiation of this transaction any of the terms and conditions of this Sublease Agreement, including without limitation the rent payable by Sublessee hereunder; provided, however, that nothing in this paragraph shall limit or impair Sublessee's right to make such disclosures of the terms of this Sublease as may be required by law and for purposes of preparation and distribution of its financial statements.

     19.  Access/Inspection.  Sublessee will allow and does hereby grant to
          -----------------
Sublessor and its agents the right to enter into and upon the Subleased Premises at all reasonable times and upon twenty-four (24) hours' prior notice for the purpose of inspecting or of making repairs, additions, or alterations to the Subleased Premises, the Leased Premises, and any property owned by or under the control of Landlord that is subject to the provisions of the Lease Agreement; provided, however, that Sublessor may enter onto the Subleased Premises without notice in the event of an emergency. Upon twenty-four (24) hours' prior notice Sublessor shall have the right to enter upon the Subleased Premises for the purposes of showing the Subleased Premises to prospective tenants within nine
(9) months prior to the expiration or earlier termination of the term of this Sublease Agreement. Sublessee further acknowledges and agrees to Landlord's access rights reserved under the Lease Agreement and acknowledges and agrees that those rights apply to the Subleased Premises and that Landlord has no obligation to give notice to Sublessee of its intent to enter. Sublessor shall make commercially reasonable efforts to advise Sublessee promptly if and when Sublessor receives notice that Landlord intends to enter upon the Subleased Premises.

     20.  Attorneys' Fees.  In the event suit is brought for the recovery of
          ---------------
rent due under the provisions of this Sublease Agreement, or for breach by either party of any other conditions or covenants contained in this Sublease Agreement, the prevailing party shall be paid by the nonprevailing party the reasonable fees and disbursements of the prevailing party's attorneys.

     21.  Sublessee's Default.  If Sublessee fails to perform any obligation of
          -------------------
Sublessee under this Sublease Agreement ("Default"), and if after written notice from Sublessor specifying such Default and permitting Sublessee five (5) days to cure a monetary default or thirty (30) days to remedy a nonmonetary Default, Sublessee shall have failed to remedy such Default, then Sublessor may at its option cancel this Sublease Agreement, upon giving any notice required by law, and may (whether or not Sublessor has terminated this Sublease Agreement) re-enter the Subleased Premises. No reentry by Sublessor shall constitute a termination of this Sublease Agreement unless Sublessor has given written notice to Sublessee of such a termination. Notwithstanding such re-entry by Sublessor, the liability of Sublessee for the rent provided in this Sublease Agreement shall not be extinguished but shall continue for the balance of the Sublease Term. Sublessee covenants and agrees to make good to Sublessor (a) any costs incurred by Sublessor in re-entering the Subleased Premises and in reletting the Subleased Premises; (b) during each month throughout the Sublease Term the amount by which the rent payable by the Sublessee hereunder during each month following Sublessor's re-entry exceeds the amount of rent received by the Sublessor during such month; (c) the costs of any necessary repairs incurred by Sublessor; and (d) the fees and disbursements of Sublessor's attorneys as provided in paragraph 20. The amounts payable by Sublessee pursuant to clause
(b) shall be paid on the first day of each month throughout the Sublease Term; the amounts payable by Sublessee pursuant to clauses (a), (c), and (d) shall be payable on demand as they are incurred.

     22.  Liens.  Sublessee shall not cause or allow the Subleased Premises to
          -----
become subject to any liens, claims, charges, or encumbrances (each a "Lien"). If the Subleased Premises become subject to one or more Liens as the result of Sublessee's acts or omissions or sufferance, Sublessee shall promptly, and in any event within five (5) days, remove such Liens or obtain a release of such Lien from the lienor. If the Sublessee fails to take timely action in this regard, Sublessor shall have the right, but not the obligation, to take any action reasonably necessary to remove and/or release such Liens. Such action shall be taken at Sublessee's sole risk and expense.

     23.  Agents and Brokers.  At the signing of this Agreement, Pacific Real
          ------------------
Estate Partners, Inc. represented solely the Sublessor and Colliers International represented solely the Sublessee. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him or her in this transaction. Sublessor shall be responsible for payment of any commissions or fees due to the brokers pursuant to agreements that are not a part of this Sublease Agreement. Each party represents to the other that it has engaged no other agent broker or agent in connection with the negotiation leading to this agreement, and shall hold the other harmless from any claim or demand from any other agent or broker claiming to have acted on behalf of the indemnifying party in connection with this agreement or the purchase and sale transaction.

     24.  Estoppel Certificates.  If requested by Sublessor or Landlord,
          ---------------------
Sublessee shall have the same obligation to execute an estoppel certificate with respect to this Sublease Agreement as Sublessor has to execute an estoppel certificate with respect to the Lease Agreement. Upon reasonable request made from time to time by Sublessee, Sublessor shall execute and deliver to Sublessee a written statement certifying the date this Sublease was executed; the date the Sublease Term commenced and the date it expires; the amount of Base Rent and the date to which it has been paid; and stating, to the extent it is true, that Sublessee is not under default under this Sublease Agreement and that it is in full force and effect.

     25.  Option to Expand.  Provided that Sublessee has not been in Default of
          ----------------
any its obligations under this Sublease Agreement beyond the applicable cure period and that Sublessor has not given more than four (4) notices of Default to Sublessee prior to the date of the exercise of the option, and provided further that Sublessee does not thereafter default under any of its obligations under this Sublease Agreement, Sublessee shall have the option to sublease from Sublessor the remaining portion of Sublessor's space on the 4th floor of the Building, comprising approximately 10,000 rentable square feet of space ("Option Space") effective January 31, 2002 ("Option Space Date") for the remainder of the Sublease Term. This option shall be exercised by written notice given by Sublessee to Sublessor no less than 180 days prior to the Option Space Date. If Sublessee fails to exercise the option in that manner and by that date, the option shall expire and have no further force or effect. If Sublessee timely exercises the option in the manner just described, then the Option Space shall become a part of the Subleased Premises on the Option Space Date, the monthly installment of Base Rent due under this Sublease shall be increased on that date by the number of rentable square feet of the Option Space multiplied by the annual Base Rent then in effect (and shall be increased as and to the extent that Base Rent is increased for the remaining Subleased Space from time to time), and Sublessee's Share for purposes of calculating Additional Rent shall be adjusted according to the formula set forth in paragraph 3.2.

     Sublessee shall accept the Option Space "AS IS," in its then-existing condition, and subject to the provisions of paragraph 9.1 of this Sublease Agreement. If Sublessor has not previously constructed or caused to be constructed tenant improvements in the Option Space, then Sublessor shall provide to Sublessee an allowance for construction of tenant improvements equal to $23.00 per rentable square foot of the Option Space on the same terms and conditions as Sublessor's Allowance as described in Exhibit C concerning Sublessee Improvements.

     Sublessor agrees that if it subleases the Option Space to any other person or entity ("Other Option Space Subtenant") for any period prior to the Option Space Date, then

Sublessee shall have the right, at its election, to review the proposed space plan for construction of tenant improvements to the Option Space for the benefit of the Other Option Space Subtenant (collectively, "Space Plan"). Within ten
(10) days after receipt of a copy of the Space Plan, Sublessee shall have the right to give written notice to Sublessor that it exercises its option to take the Option Space early, in which case the Option Space shall become a part of the Subleased Premises on the thirtieth day following its receipt of the Space Plan. If Sublessee does not timely exercise its option to take the Option Space early in the manner just described, then Sublessor shall have the right to proceed with construction of tenant improvements to benefit the Other Option Space Subtenant substantially in accordance with the Space Plan; provided, however, that if Sublessor expends less than $23.00 per rentable square foot of the Option Space for the construction of tenant improvements to the Option Space, and if Sublessee properly exercises its option to lease the Option Space thereafter, then upon exercise of its option Sublessee shall be entitled to have the difference between $23.00 per rentable square foot of the Option Space and the amount actually spent by Sublessor for construction of tenant improvements to the Option Space as an allowance for construction of its improvements to the Option Space on the same terms and conditions as Sublessor's Allowance described in Exhibit C.

     26.  Sign.  At Sublessee's sole cost and expense, and for so long as the
          ----
Sublessee named in this Sublease occupies at least 53,349 rentable square feet of the Leased Premises (as that number may be adjusted by measurement pursuant to paragraph 1 above), Sublessee may install and maintain a single sign on the exterior of the Building facing Interstate 90 as described in, and subject to the terms and conditions of, the Lease Agreement. The location, size and nature of the sign shall be subject to the prior written approval of Landlord and Sublessor, and to the terms of the Lease Agreement. Sublessor shall not unreasonably withhold its approval, and shall not object to use of Sublessee's logo shown on Exhibit E to this Sublease Agreement. For so long as the Sublessee named in this Sublease occupies at least 53,349 rentable square feet of the Leased Premises, Sublessor shall not grant its approval to any other sublessee of the Leased Premises to install an exterior building monument sign on or about the Building without Sublessee's prior consent. Sublessee shall remove its sign at the expiration or earlier termination of the Sublease Term and shall repair any damage to the Subleased Premises or to the Building caused by that removal, all at Sublessee's sole cost and expense.

EXECUTED IN TRIPLICATE as of the date first written above.

THE BOEING COMPANY                  DRUGSTORE.COM


By:  /s/ Philip W. Cyburt             By:  /s/ Peter M. Neupert
     --------------------                  --------------------
Its:  Vice President                  Its:  President and CEO
      --------------                        -------------------

State of California


County of Los Angeles


On January 29, 1999 before me, Dely De Leon, Notary Public, personally appeared Philip W. Cyburt personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.


                              WITNESS my hand and official seal


[STAMP APPEARS HERE]
                              /s/ Dely De Leon
                              ----------------

Document:  Sublease Agreement - Drugstore.com

STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF ___________)

On this _____ day of ____________________, 1998, before me, the undersigned, a Notary Public in and for the State of California, duly commissioned and sworn, personally appeared ____________________________________________, to me known to be the person who signed as ______________________________ of The Boeing Company, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that _______ was duly elected, qualified and acting as said officer of the corporation, that _______ was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.



                              --------------------------------------------
                              (Signature of Notary)


                              --------------------------------------------
                              (Print or stamp name of Notary)

                              NOTARY PUBLIC in and for the State
                              of California, residing at__________________. My appointment expires:_____________________.

STATE OF WASHINGTON)
                   ) ss.
COUNTY OF KING     )
On this 28th day of January 1999, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Peter Neupert, to me known to be the person who signed as President and CEO of Drugstore.com, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.
IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                        /s/ Nancy J. Thygesen
                                        ---------------------
                                        (Signature of Notary)

                                        [STAMP APPEARS HERE]

                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at King County
                                                                   -----------
                                        My appointment expires:March 30, 2001
                                                               --------------

                                   EXHIBIT A
                                      TO
                              SUBLEASE AGREEMENT



                         TRUE COPY OF LEASE AGREEMENT